EXHIBIT 99.9

                  LOAN AND SECURITY AGREEMENT

                         by and among

                  CAI WIRELESS SYSTEMS, INC.

                  as Borrower and an Obligor,

  THE SUBSIDIARIES OF CAI WIRELESS SYSTEMS, INC. NAMED HEREIN

                    as the other Obligors,

            THE FINANCIAL INSTITUTIONS NAMED HEREIN

                       as the Lenders,

                              and

                 FOOTHILL CAPITAL CORPORATION

                           as Agent


                   Dated as of May 16, 1997











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                       TABLE OF CONTENTS


                                                       PAGE(S)



          SCHEDULES AND EXHIBITS

Schedule C-1           Commitments
Schedule N-1           Non-Material Subsidiaries
Schedule P-1           Permitted Liens
Schedule P-2           Certain Investments existing on the Closing Date
Schedule P-3           Certain Channels re Charlotte, North Carolina BTA
Schedule 3.3(m)        Certain Channel Leases required to be Amended
Schedule 5.7           Borrower Chief Executive Office and FEIN
Schedule 5.8           Subsidiaries
Schedule 5.13          ERISA Benefit Plans
Schedule 5.15          Brokerage Fees
Schedule 5.16          Certain Governmental Approvals
Schedule 5.18          Compliance with Laws, etc.
Schedule 5.19(a)       Wireless Telecommunications Systems
Schedule 5.19(b)(i)    System Agreements
Schedule 5.19(b)(ii)   Excepted System Agreements
Schedule 5.19(c)(i)    FCC Licenses and Applications
Schedule 5.19(c)(ii)   Excepted FCC Licenses and Applications
Schedule 5.19(d)       Channels
Schedule 5.19(f)       Systems Assets Not Owned
Schedule 5.19(e)       Systems Operating Documentation Not Possessed
Schedule 5.20          Interference
Schedule 5.21          Line of Sight Households
Schedule 5.22          Lease Agreements
Schedule 6.13          Location of Inventory and Equipment
Schedule 7.1(g)        Certain Indebtedness of Covenant Parties other than
                         Borrower
Schedule 7.1(I)        Certain Indebtedness existing on the Closing Date
Schedule 7.14          Certain Transactions with Affiliates or Associates
                         existing on the Closing Date

Exhibit A-1            Form of Assignment and Assumption
Exhibit A-2            Form of Additional Discount Amount Note
Exhibit C-1            Form of Compliance Certificate
Exhibit R-1            Form of Revolving Note
Exhibit T-1            Form of Term Note A
Exhibit T-2            Form of Term Note B





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                  LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of May 16, 1997, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, CAI WIRELESS SYSTEMS, INC., a Connecticut corporation ("Borrower"), with its chief executive office located at 18 Corporate Woods Boulevard, 3rd Floor, Albany, New York 12211, HAMPTON ROADS WIRELESS, INC., a Delaware corporation ("Hampton"), with its chief executive office located at 520 Newtown Road, Virginia Beach, Virginia 23426, WASHINGTON CHOICE TELEVISION, INC., a Delaware corporation ("Washington Choice"), with its chief executive office located at 9246 Springhill Lane, Greenbelt, Maryland 20770, PHILADELPHIA CHOICE TELEVISION, INC., a Delaware corporation ("Philadelphia Choice"), with its chief executive office located at 2510 Metropolitan Drive, Trevose, Pennsylvania 19053, ATLANTIC MICROSYSTEMS, INC., a Delaware corporation ("AMI"), with its chief executive office located at 18 Corporate Woods Boulevard, 3rd Floor, Albany, New York 12211, CAI WIRELESS INTERNET, INC., a Delaware corporation ("Internet"), with its chief executive office located at 18 Corporate Woods Boulevard, 3rd Floor, Albany, New York 12211, GREATER ALBANY WIRELESS SYSTEMS, INC., a New York corporation ("Greater Albany"), with its chief executive office located at 7 Hemphill Place, Suite 130, Ballston Spa, New York 12020, EASTERN NEW ENGLAND TV, INC., a Delaware corporation ("ENETV"), with its chief executive office located at 296 Veazie Street, Providence, Rhode Island 02904, COMMONWEALTH CHOICE TELEVISION, INC., a Delaware corporation ("Commonwealth Choice"), with its chief executive office located at One Financial Center, 655 Atlantic Avenue, 4th Floor, Boston, Massachusetts 02111-2651, NEW YORK CHOICE TELEVISION, INC., a Delaware corporation ("New York Choice"), with its chief executive office located at 286 Eldridge Road, Fairfield, New Jersey 07004, ROCHESTER CHOICE TELEVISION, INC., a Delaware corporation ("Rochester Choice"), with its chief executive office located at 3720 Monroe Avenue, Pittsford, New York 14534, CONNECTICUT CHOICE TELEVISION, INC., a Connecticut corporation ("Connecticut Choice"), with its chief executive office located at 65 Louis Street, Suite 1, Newington, Connecticut, 06111, and ONONDAGA WIRELESS, INC., a New York corporation ("Onondaga"), with its chief executive office located at 18 Corporate Woods Boulevard, 3rd Floor, Albany, New York 12211.


     The parties agree as follows:

 .1.    DEFINITIONS AND CONSTRUCTION.

          . 1.1  DEFINITIONS.   As  used  in  this Agreement, the
following terms shall have the following definitions:

              "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

              "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

             "ACKNOWLEDGEMENT" means an Acknowledgement and Agreement to Be Bound, in form and substance satisfactory to the Lender, executed and delivered by each of the Covenant Parties (other than the Obligors) in favor of the Lender Group.

             "ADDITIONAL DISCOUNT AMOUNT" has the meaning set forth in
SECTION 2.11(B).

              "ADDITIONAL DISCOUNT AMOUNT NOTE" has the meaning set forth in SECTION 2.11(B).

              "ADDITIONAL DISCOUNT AMOUNT PIK INTEREST PAYMENT OPTIONS" has the meaning set forth in SECTION 2.6(D)(III).

              "ADDITIONAL DISCOUNT AMOUNT REGULAR INTEREST PAYMENT OPTION" has the meaning set forth in SECTION 2.6(D)(III).

              "ADVANCE FUNDING BLOCKAGE NOTICE" has the meaning set forth in SECTION 2.1(D).

              "ADVANCES" has the meaning set forth in SECTION 2.1(A).

              "AFFILIATE" means, as applied to any Person, (a) any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person, and (b) in the case where such Person is a Lender, (i) any investment fund or managed account that is managed by such Lender or such other Person referred to in clause (a) above in respect of such Lender, and
(ii) any investment manager of such investment fund or managed account. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

              "AGENT" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

              "AGENT'S ACCOUNT" has the meaning  set  forth  in SECTION
2.7.

              "AGENT  ADVANCE"  has  the  meaning  set forth in SECTION
2.1(F).

              "AGENT'S LIENS" has the meaning set forth in SECTION 4.1.

              "AGENT-RELATED PERSONS" means Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and Affiliates.

              "AGREEMENT" has the meaning set forth in the preamble hereto.

              "[CONFIDENTIAL TREATMENT REQUESTED]

              "ALTERNATIVE USE" means the provision of service other than Wireless Cable Service through the use of, among others, ITFS, MDS, and MMDS channels, including two-way transmission services and fixed or mobile telecommunications services.

              "ALTERNATIVE USE APPLICATION" means an application filed by any Covenant Party or the Licensee of a Channel to provide an Alternative Use, including an application for developmental authority, experimental authority, or special temporary authority or any Booster Application requesting to provide an Alternative Use.

              "AMI" has the meaning ascribed to such term in the preamble to this Agreement.

              "AMI  LICENSE"  means   AMI  License,  Inc.,  a  Delaware
corporation.

              "APPLICABLE EARLY TERMINATION PREMIUM" means (a) during the first year after the Closing Date, an amount equal to (i) $75,000 times (ii) the number of months (whole or partial) remaining until the end of the first year from the Closing Date, and (b) thereafter, $75,000.

              "ASSET DISPOSITION" means any sale, exchange, or other disposition, directly or indirectly (including any loss, destruction, or condemnation), of any of the properties or assets of any of the Covenant Parties.

              "ASSIGNEE" has the meaning set forth in SECTION 15.1.

              "ASSIGNMENT AGREEMENTS" means, individually and collectively, the several Bill of Sale and Assignment Agreements (or other similar or related transfer documents) between Borrower and each of the System Subs, each in form and substance satisfactory to the Lenders, whereby Borrower transfers to each System Sub all of Borrower's right, title, and interest in and to all Equipment and Tower Site Leases relating to the operation of business of such System Sub; [CONFIDENTIAL TREATMENT REQUESTED]

             "ASSIGNMENT AND ASSUMPTION"  has the meaning set forth in
SECTION 15.1 and shall be in the form of EXHIBIT A-1 attached hereto.

             "ASSOCIATE" means, with respect to any Person: (i) a corporation or other organization (other than the Covenant Parties) of which such Person is an officer, member, or partner, or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or other organization; (ii) any trust or other estate in which such Person or any other Associate has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who resides in the same home as such Person or who is a director or officer of any of the Covenant Parties.

              "AUTHORIZED PERSON" means any officer or other employee of Borrower.

              "AVAILABILITY" means the amount that Borrower is entitled to borrow as Advances under SECTION 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the Maximum Revolving Amount.

              "AVERAGE UNUSED PORTION OF TOTAL FACILITY" means, as of any date of determination, (a) the sum of (i) the Maximum Revolving Amount, (ii) the Maximum Term Loan B Amount, and (iii) the Term Loan A Amount, LESS (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, (ii) the then outstanding balance of the Term Loans B (excluding, however, the amount of accrued interest compounded under SECTION 2.6(D)(II)), and
(iii) the then outstanding balance of the Term Loans A (excluding, however, the amount of accrued interest compounded under SECTION 2.6(D)(IV)).

              "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. ' 101 ET SEQ.), as amended, and any successor statute.

              "BANX"  means  BANX  Partnership,  a   Delaware   general
partnership.

              "BANX AFFILIATES" means Bell Atlantic Corporation, a Delaware corporation, and NYNEX Corporation, a Delaware corporation, and their Affiliates.

              "BANX DOCUMENTS" means the Convertible Notes, the Securities Purchase Agreement, the BANX Preferred Stock (including the certificate of designation with respect thereto), the BANX Warrants, the Business Relationship Agreement, the Modification Agreement, and the Modification Agreement First Amendment.

              "BANX GUARANTEE AGREEMENT" means that certain Guaranty by one or more of the Covenant Parties in favor of BANX.

              "BANX GUARANTOR SECURITY AGREEMENT" means that certain Guarantor Security Agreement by one or more of the Covenant Parties in favor of BANX.

              [CONFIDENTIAL TREATMENT REQUESTED]

              "BANX PLEDGE AND SECURITY AGREEMENT" means that certain Pledge and Security Agreement by one or more of the Covenant Parties in favor of BANX.

              "BANX PREFERRED STOCK" means 7,000 shares of Borrower's 14% senior preferred Stock, par value $10,000 per share, issued by Borrower to BANX pursuant to the Securities Purchase Agreement.

              "BANX WARRANTS" means warrants to purchase shares of Borrower's voting convertible preferred Stock, which warrants were issued to BANX pursuant to the Securities Purchase Agreement.

              "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

              "BOOKS" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

              "BOOSTER APPLICATION" means an application filed by any ITFS, MDS, or MMDS applicant, permittee, conditional licensee, licensee, or lessee with the FCC to construct or operate a booster station, consistent with Sections 21.913 or 74.985 and other relevant provisions of the FCC Rules, as amended from time to time.

              "BOOSTER LICENSE" means a License for a booster station.

              "BORROWER" has the meaning ascribed to such term in the preamble to this Agreement.

              "BORROWING" means a borrowing hereunder consisting of Advances, Term Loans B, or Term Loans A made on the same day by the Lenders to Borrower, or by Foothill in the case of a Foothill Loan, or by Agent in the case of an Agent Advance.

              "BOTT" means George Bott.

              "BOTT TRUSTEE" means Woodrow Baker, as trustee of The Bott Family Trust.

              "BOTT DOCUMENTS" means: (a) (i) that certain Stock Purchase Agreement, dated as of January 12, 1996, between Borrower and the Bott Parties, in respect of the Stock of Onondaga and Chenango;
(ii) that certain Pledge Agreement, dated as of January 12, 1996, among Borrower, the Bott Parties, and Lombardi, Reinhard, Walsh & Harrison, P.C. as Pledge Agent for the Bott Parties, in respect of the Stock of Chenango; (iii) that certain Guarantee and Security Agreement, dated as of January 12, 1996, between Chenango and the Bott Trustee; (iv) that certain Escrow Agreement, dated as of January 12, 1996, among Bott, Borrower, and Day, Berry & Howard, as Escrow Agent; and (v) that certain Promissory Note, dated January 12, 1996, by Borrower to the order of the Bott Trustee, in the original principal amount of $1,430,000; and (b) (i) that certain Stock Purchase Agreement, dated as of March 30, 1994, between Borrower and the Bott Parties, in respect of the Stock of Housatonic, Onteo, and Niskayuna; (ii) that certain Promissory Note, dated March 30, 1994, by Borrower to the order of Bott, in the original principal amount of $3,200,000; (iii) that certain Promissory Note, dated March 30, 1994, by Borrower to the order of the Bott Trustee, in the original principal amount of $550,000; (iv) that certain Pledge Agreement, dated as of March 30, 1994, among Borrower, Bott, and Lombardi, Reinhard, Walsh & Harrison, P.C. as Pledge Agent for Bott, in respect of the Stock of Onteo and Housatonic;
(v) that certain Pledge Agreement, dated as of March 30, 1994, among Borrower, the Bott Trustee, and Lombardi, Reinhard, Walsh & Harrison, P.C. as Pledge Agent for the Bott Trustee, in respect of the Stock of Niskayuna; (vi) that certain Guarantee and Security Agreement, dated as of March 30, 1994, among Onteo, Houstonic, and Bott; (vii) that certain Guarantee and Security Agreement, dated as of March 30, 1994, between
Niskayuna and the Bott Trustee; and (viii) that certain Escrow Agreement, dated as of March 30, 1994, between Lombardi, Reinhard, Walsh & Harrison, on the one hand, and Day, Berry & Howard, on the other hand.

              "BOTT  PARTIES"  means,  collectively,  Bott and the Bott
Trustee.

              "BOTT-RESTRICTED   SUBSIDIARIES"   means,   collectively,
Chenango, Niskayuna, Onteo, and Housatonic.

              "BTA" means basic trading area, as defined by Rand McNally and used by the FCC in licensing MDS and MMDS channels pursuant to the competitive bidding process.

              "BTA AUTHORIZATION" means the Permit granted by the FCC to apply for individual MDS and MMDS channels within a certain BTA.

              "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

              "BUSINESS PLAN" means the business plan of the Covenant Parties delivered to the Original Lenders on or about May 14, 1997, in form and substance (including as to scope and duration and underlying assumptions) satisfactory to the Lenders.

              "BUSINESS RELATIONSHIP AGREEMENT" means that certain Business Relationship Agreement, dated as of March 28, 1995, by and among Borrower, Nynex MMDS Company, and MMDS Holdings, Inc., as amended through the Closing Date, and as the same thereafter may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Loan Documents.

              "CANPARTNERS" means Canpartners Investments IV, LLC, a California limited liability company.

              "CANYON LENDER" means Canpartners, FinVest, TVRF, or any Affiliate (other than individuals) of any of the foregoing that, after the Closing Date, is an Assignee and a Lender.

              "CHANGE OF CONTROL" shall be deemed to have occurred at such time as: (a)(i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors; or (ii) a majority of members of the board of directors of Borrower shall not be Continuing Directors; or (b) Borrower shall cease to own and control, beneficially, directly, and of record, 100% of the issued and outstanding capital Stock of each of the Covenant Parties (other than Borrower); PROVIDED, HOWEVER, that no Permitted Venture Subsidiary Transaction shall be deemed to trigger a Change of Control under the preceding clause (b).

              "CHANNELS" means the ITFS, MDS, or MMDS frequencies licensed, or expected to be licensed, to one or more of the Covenant Parties by the FCC pursuant to an FCC License or made available to one or more of the Covenant Parties by an ITFS, MDS, or MMDS applicant, permittee, conditional licensee or licensee pursuant to a Channel Lease, including any frequencies associated with any booster station, repeater station, response station hub or any facility used to provide an Alternative Use.

              "CHANNEL LEASES" means all leases or licenses to use transmission capacity held by or for benefit of one or more of the Covenant Parties relating to the use by one or more of the Covenant Parties of the transmission capacity on ITFS, MDS, or MMDS frequencies licensed by the FCC.

              "CHANNEL LICENSE" means any Permit for a Channel granted by the FCC to any one or more Covenant Parties or to a lessor of a Channel Lease, or any application pending before the FCC for such Permit.

              "CHENANGO" means Chenango Associates, Inc.

              "CLOSING DATE" means the date of the first to occur of the making of the initial Loan.

              "CODE" means the New York Uniform Commercial Code.

              "COLLATERAL" means all right, title, or interest of Borrower with respect to each of the following:

                             (a)  the Accounts,

              (b)  the Books,

              (c)  the Equipment,

              (d)  the General Intangibles,

              (e)  the Inventory,

              (f)  the Negotiable Collateral,

              (g) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

              (h) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

PROVIDED, HOWEVER, that the Collateral shall  not  include the Excluded
Property.

              "COLLATERAL ACCESS AGREEMENT" means a landlord waiver or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, or other Person in possession of Collateral, in each case, in form and substance reasonably satisfactory to each Lender.

              "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of one of the Covenant Parties.

              "COLOCATE" means to construct, modify, or relocate a facility of an ITFS, MDS, or MMDS applicant, permittee, conditional license, or licensee, pursuant to FCC approval and in accordance with FCC Rules, at a common transmitter site with other ITFS, MDS, and MMDS licensees in the same market pursuant to common technical characteristics.

              "COLOCATION APPLICATION" means an application filed by an ITFS, MDS, or MMDS applicant permittee, conditional licensee, or licensee pursuant to the FCC Rules, that has not been dismissed or denied by the FCC, to Colocate a facility at the relevant Colocation Site, provided such application satisfies and complies with the FCC Rules, including the interference protection requirements set forth in 47 C.F.R. sections 21.902, 21.938 and 74.903, and includes all necessary consent and no objection letters.

              "COLOCATION SITE" means the site at which the facilities for the corresponding Channel are, or are to be, colocated at a common transmitter site with other Channels that are used to provide Wireless Telecommunication Service on the System.

              "COMMITMENT" means, at any time with respect to a Lender and with respect to any Loan Type, the commitment of that Lender to make Loans of that Loan Type in the aggregate principal amount set forth beside such Lender's name under the heading "Commitment" for that Loan Type on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Assumption pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 15.1, as such Loan Type Commitment may be adjusted from time to time in accordance with the provisions of SECTION 15.1, and "COMMITMENTS" means, at any time with respect to all Lenders and with respect to any Loan Type, collectively, the aggregate amount of the Commitments of all of the Lenders to make Loans of that Loan Type.

              "COMMONWEALTH CHOICE" has the meaning ascribed to such term in the preamble to this Agreement.

              "COMPLIANCE    CERTIFICATE"     means    a    certificate
substantially in the form of EXHIBIT C-1 and delivered by the chief accounting officer of Borrower to the Lenders.

              "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, 47 U.S.C. sec. 151 ET SEQ.

              "CONCENTRATION  ACCOUNT" has the  meaning  set  forth  in
SECTION 2.7.

              "CONCENTRATION ACCOUNT AGREEMENT" means that certain concentration account agreement, in form and substance satisfactory to Agent, among Borrower, Agent, and the Designated Account Bank.

              "CONCENTRATION DEADLINE"  has  the  meaning  set forth in
SECTION 2.7.

              "CONNECTICUT CHOICE" has the meaning ascribed to such term in the preamble to this Agreement.

              "CONTINUING DIRECTOR" means, as of any date of determination, a member of the board of directors of Borrower who (a) was a member of the board of directors of Borrower on the Closing Date, or (b) was nominated to be a member of the board of directors of Borrower by a majority of the Continuing Directors then in office to fill a vacancy left by the death, permanent disability, or resignation of a Continuing Director.

              "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to each Lender, between Borrower, Agent, and the applicable securities intermediary, that provides (among other things) that, from and after the giving of notice by Agent to such securities intermediary (a "Notice of Exclusive Control"), such securities intermediary shall take instructions solely from Agent with respect to the applicable Securities Account and related Investment Property.

              "COVENANT  PARTIES"   means  Borrower  and  each  of  its
Subsidiaries, EXCLUDING, HOWEVER, the Non-Material Subsidiaries.

              "CONVERTIBLE   NOTES"   means    the    $30,000,000   14%
subordinated convertible term notes due 2005 issued by Borrower pursuant to the Securities Purchase Agreement.

              "CS WIRELESS" means CS Wireless Systems, Inc., a Delaware corporation.

              [CONFIDENTIAL TREATMENT REQUESTED]

              "DAILY BALANCE" means the amount of an Obligation or Term Loan A Obligation owed at the end of a given day.

              "DEEMS ITSELF INSECURE" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

              "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

              "DEFAULTING LENDER" means, with respect to any Loan Type, any Lender that: (a)(i) fails to make its Pro Rata Portion (Advances) of any requested Borrowing for Advances that such Lender is required to make hereunder on any Funding Date, and (ii) has failed to deliver to Agent, and to each other Lender with a Commitment to make Loans of such Loan Type, an Advance Funding Blockage Notice in accordance with
Section 2.1(d) with respect to any requested Advance; (b) fails to make its Pro Rata Portion (Term Loans A) of any requested Borrowing for Term Loans A that such Lender is required to make hereunder on the Closing Date; or (c)(i) fails to make its Pro Rata Portion (Term Loans B) of any requested Borrowing for Term Loans B that such Lender is required to make hereunder on any Funding Date, and (ii) has failed to deliver to Agent, and to each other Lender with a Commitment to make Loans of such Loan Type, a Term Loan B Funding Blockage Notice in accordance with Section 2.2(d) with respect to any requested Term Loan B. For the avoidance of doubt, any Lender that delivers in good faith an Advance Funding Blockage Notice in accordance with Section 2.1(d) with respect to any requested Advance or a Term Loan B Funding Blockage Notice in accordance with Section 2.2(d) with respect to any requested Term Loan B shall not be a Defaulting Lender with respect to such Borrowing.

              "DEFAULTING LENDERS RATE" means the Reference Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Advances.

              "DEPOSIT ACCOUNT SECURITY AGREEMENT" means a deposit account security agreement, in form and substance satisfactory to the Lenders, between Borrower and Agent.

              "DESIGNATED ACCOUNT" means account number 0001562960 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

              "DESIGNATED ACCOUNT BANK" means Fleet Bank, whose mailing address is: P.O. Box 3091, Utica, New York 13504; with a copy to: Fleet Investment Management, 69 State Street, 9th Floor, Albany, New York 12207, Attention - Mr. Tim Easley (tel. no. 518.447.4309), and whose ABA number is 011-500-010.

              "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to each Original Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to each Original Lender.

              "DISCOUNT  AMOUNT"  has the meaning set forth in  SECTION
2.11(A).

              "DOLLARS OR $" means United States dollars.

              "ELIGIBLE TRANSFEREE" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a Lender; and (e) any other Person approved by Agent.

              "ENETV" has the meaning ascribed to such term in the preamble to this Agreement.

              "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of any of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. '' 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

              "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section  302 of ERISA and
Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

              "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan,
(e)   any   event   or  condition  (i)  that  provides  a  basis  under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under
Section 401(a)(29) of the IRC by the Covenant Parties or any of their ERISA Affiliates.

              "ESCROW ACCOUNT" means an escrow account for the deposit of $90,638,756.40 of the net proceeds from the sale of the Senior Notes, and the proceeds from the investment thereof, under the Escrow Agreement.

              "ESCROW AGREEMENT" means the Escrow Agreement, dated as of September 15, 1995, among Borrower, Chemical Bank, as escrow agent, and Chemical Bank, as trustee.

              "EVENT OF DEFAULT" has the  meaning  set forth in SECTION
8.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

              "EXCLUDED PROPERTY" means (a) from and after the date that the CS Wireless Release Condition is satisfied, the capital Stock of CS Wireless owned by Borrower, (b) the Escrow Account or the Escrow Agreement, (c) the capital Stock of the Non-Material Subsidiaries, and
(d) the capital Stock of any Seller-Restricted Subsidiary solely for so long and to the extent that a Lien thereon in favor of the Lender Group is restricted by the applicable Seller Documents.

              "FAA" means the Federal Aviation Administration or any other federal governmental agency which may hereafter perform its functions.

              "FCC" means the Federal Communications Commission or any governmental body or agency succeeding to the functions thereof.

              "FCC CHANNEL LEASE AGREEMENT" means a channel lease agreement by and between Lenders and each Covenant Party, in form and substance satisfactory to the Lenders.

              "FCC   COOPERATION   AGREEMENT"   means   a   cooperation
agreement, by and between Agent and each Covenant Party, in form and substance satisfactory to each Lender.

              "FCC LICENSES" means the Permits, including construction permits, issued by the FCC to any Covenant Party or any lessor under a Channel Lease, or that are the subject of an application filed with the FCC by any Covenant Party or any such lessor under a Channel Lease, to operate one or more of the Channels, including any BTA Authorization, individual Permit to construct or operate Channels within a BTA, and any Alternative Use Permit.

              "FCC RULES" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC decisions issued pursuant to the adoption of such regulations.

              "FEIN" means Federal Employer Identification Number.

              "FINVEST" means FinVest Capital Limited.

              "FOOTHILL"   means  Foothill   Capital   Corporation,   a
California corporation.

              "FOOTHILL LOAN"  has  the  meaning  set  forth in SECTION
2.1(E).

              "FUNDING DATE" means the date on which a Borrowing occurs.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

              "GENERAL INTANGIBLES" means all of Borrower's present and future general intangibles and other personal property (including System Agreements, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims.

              "GOVERNING  DOCUMENTS"  means the certificate or articles
of  incorporation,  by-laws,  or  other  organizational   or  governing
documents of any Person.

              "GOVERNING DOCUMENT AMENDMENTS" means amendments to the Governing Documents of each of the Covenant Parties (other than Borrower) substantially in form and substance satisfactory to each Lender.

              "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

              "GREATER ALBANY" has the meaning ascribed to such term in the preamble to this Agreement.

              "HAMPTON" has the meaning ascribed to such term in the preamble to this Agreement.

              "HAZARDOUS  MATERIALS"  means  (a)  substances  that  are
defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as igniteability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity",
(b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and
(d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

              "HOUSATONIC" means Housatonic Wireless, Inc.

              "INDEBTEDNESS" means all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the Covenant Parties' balance sheets as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether so classified: (a) all obligations of the Covenant Parties for borrowed money, (b) all obligations of the Covenant Parties evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of the Covenant Parties in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of the Covenant Parties under capital leases or with respect to the deferred purchase price for goods or services, (d) all obligations or liabilities of others secured by a Lien on any property or asset of the Covenant Parties irrespective of whether such obligation or liability is assumed, and (e) any obligation of the Covenant Parties guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to a Covenant Party) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

              "INDEMNIFIED LIABILITIES" has the  meaning  set  forth in
SECTION 11.3.

              "INDEMNIFIED PERSON" has the meaning set forth in SECTION
11.3.

              "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

              "INTELLECTUAL PROPERTY" has the meaning ascribed thereto in SECTION 5.17.

              "INTERNET" has the meaning ascribed to such term in the preamble to this Agreement.

              "INVESTMENT PROPERTY" means "investment property" as that term is defined in Section 9-115 of the Official Text of the Uniform Commercial Code.

               "ITFS" means the Instructional Television Fixed Service, a class of microwave frequencies licensed by the FCC pursuant to Part 74 of the FCC Rules primarily to educational organizations to be used primarily for the transmission of instructional, cultural, and other types of educational material to fixed receiving stations, the excess capacity of which may be leased for commercial operations pursuant to the terms and conditions set forth in the FCC Rules.

              "INVENTORY" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

              "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

              "LEGAL REQUIREMENTS" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits including the Communications Act and all orders issued and regulations promulgated under the Communications Act.

              "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 15.1 hereof.

              "LENDER GROUP" means, collectively, each of the Lenders and Agent.

              "LENDER GROUP EXPENSES" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by the Covenant Parties under any of the Loan Documents that are paid or incurred by the Lender Group or any member thereof; fees or charges paid or incurred by the Lender Group or any member thereof in connection with the transactions of the Lender Group or any member thereof with the Covenant Parties under the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic appraisals of the properties or assets of the Covenant Parties), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by the Lender Group or any member thereof in the disbursement of funds to the Covenant Parties (by wire transfer or otherwise); charges paid or incurred by the Lender Group or any member thereof resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Group or any member thereof to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Agent and any other Lender participating in the examination of the Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group or any member thereof in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the relationship of the Lender Group or any member thereof with Borrower (or any of the other Covenant Parties) relating to the Loan Documents; and the reasonable attorneys fees and expenses of the Lender Group or any member thereof incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout" or a "restructuring"), defending, or concerning the Loan Documents, irrespective of whether suit is brought. Anything herein to the contrary notwithstanding, Lender Group Expenses shall not include the costs and expenses (including legal expenses) incurred by any prospective or actual participant or Assignee in connection with the proposed or actual purchase by such Person of a participation or assignment under Section 15.1.

              "LENDER-RELATED PERSONS" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

              "LICENSEE" means an applicant, permittee, conditional licensee, or licensee of a facility regulated by the FCC.

              "LICENSE SUB" has the meaning set forth in the definition of Post-Closing Restructuring Transactions.

              "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

              "LOAN" means an Advance (including a Foothill Loan or an Agent Advance), a Term Loan B, or a Term Loan A, as the context may require.

              "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

              "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the FCC Cooperation Agreement, the Concentration Account Agreement, the Notes, any other note or notes executed by any one or more of the Obligors and payable to the Lender Group, the Stock Pledge Agreement, the Suretyship Agreement, the Warrants, the Deposit Account Security Agreement, the Securities Account Security Agreement, the Control Agreement, the Assignment Agreements, any agreement, document, or instrument by or between one or more of the parties hereto in connection with this Agreement that expressly recites it is a Loan Document, and any other agreement entered into, now or in the future, in connection with this Agreement.

              "LOAN TYPE" means the Advances (including Foothill Loans or Agent Advances), the Term Loans A, or the Term Loans B, as the context may require.

              "MASTER SUBLEASE AGREEMENT" means that certain Channel Sublease and Agreement, dated June 19, 1992, as amended by that certain First Amendment to Channel Sublease and Agreement, dated March 30, 1994, as modified by that certain Modification Agreement, dated August 31, 1995, and as otherwise modified prior to the Closing Date, in each case, by and among Borrower, Bott, and certain other parties..

              "MATERIAL ADVERSE CHANGE" means; (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or any other Covenant Party, including the cancellation, revocation, material impairment, or non-renewal of any Channel, Channel License, FCC License, or System Agreement, (b) the material impairment of Borrower's or any other Covenant Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or the Term Loan A Obligations, or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of Agent's Liens with respect to the Collateral.

              "MAXIMUM REVOLVING AMOUNT" means $5,000,000.

              "MAXIMUM TERM LOAN B AMOUNT" means (a) before the Lenders' receipt of evidence satisfactory to the Lenders, of the satisfactory completion of Milestone A, $5,000,000, (b) from and after the Lenders' receipt of evidence satisfactory to the Lenders, of the satisfactory completion of Milestone A and before the satisfactory completion of Milestone B, $10,000,000, (c) from and after the Lenders' receipt of evidence satisfactory to the Lenders, of the satisfactory completion of Milestones A and B, $20,000,000; PROVIDED, HOWEVER, that, in no event, shall the "Maximum Term Loan B Amount" exceed $15,000,000 on or before June 30, 1997.

              "MDS" means the Multipoint Distribution Service, a domestic transmission service licensed by the FCC pursuant to Part 21 of the FCC Rules using the frequencies of 2150 to 2162 MHZ, rendered on microwave frequencies and used primarily for the distribution of commercial visual and audio programming.

              "MESTER"  means  John  Mester  (d/b/a  Connecticut   Home
Theater).

              "MESTER DOCUMENTS" means that certain letter agreement, dated April 11, 1997, between John Mester d/b/a Connecticut Home Theater and Borrower.

              "MESTER-RESTRICTED SUBSIDIARY" means Springfield License,
Inc.

              "MILESTONE A" shall mean an operational milestone of the Covenant Parties mutually agreed to by Borrower and the Lenders.

              "MILESTONE B" shall mean an operational milestone of the Covenant Parties mutually agreed to by Borrower and the Lenders.

              "MMDS" means Multichannel Multipoint Distribution Service, a domestic transmission service licensed by the FCC pursuant to Part 21 of the FCC Rules using the frequency of 2596 to 2644 MHZ, rendered on microwave frequencies and used primarily for the distribution of commercial visual and audio programming.

              "MMDS HOLDINGS" means MMDS Holdings, Inc., a Delaware corporation.

              "MMDS HOLDINGS II" means MMDS Holdings II, Inc., a Delaware corporation.

              "MODIFICATION AGREEMENT" means that  certain Modification
Agreement, dated as of December 12, 1996, by and among Borrower, certain of Borrower's Subsidiaries, BANX, MMDS Holdings, MMDS Holdings II, NYNEX MMDS, and NYNEX MMDS Holding, as amended through the Closing Date, and as the same thereafter may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Loan Documents.

              "MODIFICATION AGREEMENT FIRST AMENDMENT" means that certain Amendment No. 1 to Modification Agreement, dated as of April 29, 1997, by and among Borrower, certain of Borrower's Subsidiaries, BANX, MMDS Holdings, MMDS Holdings II, NYNEX MMDS, and NYNEX MMDS Holding, as amended through the Closing Date, and as the same thereafter may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Loan Documents.

              "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

              "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit, notes, drafts, instruments, Investment Property, certificated securities (including the Stock of its Subsidiaries (including the Venture Subsidiaries), and of TelQuest and CS Wireless, but excluding any Excluded Property), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Books relating to any of the foregoing.

              "NET PROCEEDS" means (a) the gross cash proceeds (including insurance proceeds, condemnation awards, and payments received from time to time in respect of installment obligations and other non-cash proceeds, if applicable) received by or on behalf of any of the Covenant Parties in respect of an Asset Disposition, LESS (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by the Covenant Parties in connection with such Asset Disposition PLUS Borrower's good faith best estimate of the amount of all income taxes payable in connection with such Asset Disposition,
(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the properties or assets that were the subject of such Asset Disposition, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be "Net Proceeds" of an Asset Disposition occurring on the date of such reduction, (iii) the amount applied to repay any Indebtedness secured by a Lien upon the properties or assets that were the subject of the Asset Disposition, to the extent such Indebtedness is required by its terms to be repaid as a result of such Asset Disposition, and (iv) reasonable and customary fees, including legal fees, commissions, and expenses and other costs paid by the Covenant Parties in connection with such Asset Disposition (other than those payable to any Affiliate of Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause
(a).

              "NEW YORK CHOICE" has the meaning ascribed to such term in the preamble to this Agreement.

              "NISKAYUNA" means Niskayuna Associates, Inc.

              "NON-MATERIAL  SUBSIDIARY"   means   any   Subsidiary  of
Borrower identified on SCHEDULE N-1 attached hereto.

              "NOTES" means, collectively, the Revolving Notes, the Term Notes B, the Term Notes A, and the Additional Discount Amount Notes.

              "NOTICE OF EXCLUSIVE CONTROL" has the meaning set forth in the definition of "Control Agreement."

              "NYNEX MMDS COMPANY" means NYNEX MMDS Company, a Delaware corporation.

              "NYNEX MMDS HOLDING" means NYNEX MMDS Holding Company, a Delaware corporation.

              "OBLIGATIONS" means all loans, Advances (including Agent Advances), Term Loans B, Term Loans A, debts, principal, interest, premiums (including Applicable Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the Additional Discount Amount), charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group or any member thereof of any kind and description (whether pursuant to or evidenced by the Loan Documents (including the Notes) and the Warrants) or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

              "OBLIGORS" means, individually and collectively, and jointly and severally, Borrower, Hampton, Washington Choice, Philadelphia Choice, AMI, Internet, Greater Albany, ENETV, Commonwealth Choice, New York Choice, Rochester Choice, Connecticut Choice, and Onondaga, and each other Subsidiary of Borrower that has executed and delivered a joinder to, among other things, this Agreement.

              "ONONDAGA" has the meaning ascribed to such term in the preamble to this Agreement.

              "ONTEO" means Onteo Associates, Inc.

              "ORIGINAL LENDER" means any of Foothill, CanPartners, FinVest, or TVRF.

              "OVERADVANCE" has the meaning set forth in SECTION 2.5.

              "PARTICIPANT"  has  the  meaning  set  forth  in  SECTION
15.1(E).

              "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

              "PCTV" means, collectively, People's Choice TV Corp. and Alda Wireless Holdings, Inc.

              "PCTV  DOCUMENTS"  means  that  certain  Asset   Purchase
Agreement, dated as of January 31, 1997, between PCTV and Borrower, and the related note and pledge agreement contemplated therein.

              "PCTV-RESTRICTED SUBSIDIARY" means AMI License.

              "PERMITS" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

              [CONFIDENTIAL TREATMENT REQUESTED]

              [CONFIDENTIAL TREATMENT REQUESTED]

              "PERMITTED BTA DISPOSITIONS" means, subject to the satisfaction of each of the following conditions, Asset Dispositions consisting of the sale by Borrower to CS Wireless of the BTA Authorizations awarded to Borrower for the Cleveland-Akron, Ohio and Stockton, California markets: (a) Borrower receives, in respect of such Asset Disposition, consideration (i) equal to, at the time of such Asset Disposition, not less than Borrower's cost of acquiring each such BTA Authorization, and (ii) at least 75% of which is cash or cash equivalents received at the time of such Asset Disposition; and (b) the Liens created by the Loan Documents remain continuously perfected as to all proceeds of such Asset Disposition.

              "PERMITTED CHARLOTTE CHANNELS DISPOSITION" means the Asset Disposition consisting of the transfer by Borrower to CS Wireless of the Channels for the Charlotte, North Carolina market that are identified on SCHEDULE P-3 as partial consideration by Borrower for the capital Stock of CS Wireless previously issued by CS Wireless to Borrower pursuant to the underlying investment agreement in respect of CS Wireless.

              "PERMITTED COVENANT PARTY INDEBTEDNESS" means Indebtedness incurred by a Covenant Party (other than Borrower) and owed to Borrower so long as (a) no Default or Event of Default exists at the time of the incurrence thereof, or would exist after giving effect thereto, (b) such Indebtedness is not evidenced by a note or other instrument, (c) such Indebtedness, if incurred after the Closing Date, arises pursuant to SECTION 7.23, and (d) such Indebtedness is not subordinated in right of payment to any other Indebtedness of such Covenant Party.

              "PERMITTED COVENANT PARTY INVESTMENTS" means, so long as no Default or Event of Default has occurred and is continuing, investments by Borrower in Covenant Parties (other than Borrower) made in connection with the incurrence by the applicable Covenant Party of Permitted Covenant Party Indebtedness.

              "PERMITTED CS WIRELESS DISPOSITION" means, subject to the satisfaction of each of the following conditions, the Asset Disposition of the capital Stock of CS Wireless of Borrower: (a) no Default or Event of Default has occurred and is continuing or would result therefrom; (b) Borrower receives, in respect of such Asset Disposition, consideration (i) equal to, at the time of such Asset Disposition, not less than the fair market value of the capital Stock that is the subject of such Asset Disposition, and (ii) at least 75% of which is cash or cash equivalents received at the time of such Asset Disposition; (c) Borrower receives an opinion, in form and substance satisfactory to the Lenders and from a nationally recognized investment banking firm reasonably acceptable to the Lenders, that such Asset Disposition is fair to Borrower from a financial point of view; and
(d) the Liens created by the Loan Documents remain continuously perfected as to all proceeds of such Asset Disposition.

              "PERMITTED DISPOSITIONS" means (a) Permitted Ordinary Course Dispositions, (b) the Permitted CS Wireless Disposition, (c) any Permitted Venture Subsidiary Transaction, (d) any Permitted TelQuest Transaction, (e) the Permitted Charlotte Channels Disposition, and (f) any Permitted BTA Disposition.

              "PERMITTED EXISTING INVESTMENTS" means the investments of Borrower as in existence on the Closing Date and set forth on SCHEDULE P-2.

              "PERMITTED INVESTMENTS" means Permitted Covenant Party Investments, Permitted Ordinary Course Investments, Permitted Existing Investments, the Permitted TelQuest Transactions, and Permitted Venture Subsidiary Investments.

              "PERMITTED LIENS" means: (a) Liens held by the Lender Group; (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests; (c) Liens set forth on SCHEDULE P-1; (d) purchase money Liens and the interests of lessors under operating leases and of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under SECTION 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset; (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Covenant Parties and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests; (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance; (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Covenant Parties and not in connection with the borrowing of money; (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Covenant Parties; (i) Liens of or resulting from any judgment or award that would not constitute a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Covenant Parties are in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on real property of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Real Property by the Covenant Parties; (k) Liens on the Escrow Account for the benefit of the holders of the Senior Notes under the Escrow Agreement; and (l) with respect to each Seller-Restricted Subsidiary, a Lien on the capital Stock of such Seller-Restricted Subsidiary for the benefit of the holders of
Indebtedness of Borrower under the applicable Seller-Restriction Documents, until the earliest to occur of (i) the payment in full of such Indebtedness, (ii) the release of such Lien, and (iii) the termination of such Seller-Restriction Documents.

              "PERMITTED ORDINARY COURSE DISPOSITIONS" means Asset Dispositions by the Covenant Parties (a) of obsolete or worn out equipment in the ordinary course of business, (b) of inventory in the ordinary course of business, and (c) of properties and assets in connection with the consummation of the Restructuring Transactions.

              "PERMITTED ORDINARY COURSE INVESTMENT" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding 1 year, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding 1 year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within 1 year after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Agent, (e) loans and advances to officers and employees of Borrower in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $1,000,000, (f) investments in negotiable instruments for collection, (g) advances in connection with purchases of goods or services in the ordinary course of business, (h) deposits required in connection with leases, (i) investments made in consideration of Permitted Dispositions, and (j) investments in existence on the Closing Date and described on SCHEDULE P-2.

              "PERMITTED PREFERRED STOCK" means and refers to (a) the Senior Preferred Stock, and (b) Preferred Stock issued by Borrower (and not by one or more of the other Covenant Parties) that is not Prohibited Preferred Stock.

              "PERMITTED PROTEST" means the right of the Covenant Parties to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or lease or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the applicable Covenant Party in an amount that is reasonably satisfactory to the Agent, (b) any such protest is instituted and diligently prosecuted by such Covenant Party in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent's Liens in and to the Collateral.

              "PERMITTED SENIOR NOTES DEBT-FOR-EQUITY SWAP" has the meaning set forth in SECTION 7.8.

               [CONFIDENTIAL TREATMENT REQUESTED]


               [CONFIDENTIAL TREATMENT REQUESTED]

              [CONFIDENTIAL TREATMENT REQUESTED]


              "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

              "PHILADELPHIA CHOICE" has the meaning ascribed to such term in the preamble to this Agreement.

              "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

              [CONFIDENTIAL TREATMENT REQUESTED]


              "PRE-CLOSING   RESTRUCTURING   TRANSACTION"   means   the
distribution by AMI of all of its shares of capital Stock of AMI License to Borrower.

              "PREFERRED STOCK" means any class or series of equity securities of Borrower or its Subsidiaries that is entitled, upon any distribution of assets of Borrower or its Subsidiaries, as the case may be, whether by dividend or by liquidation, to a preference over another class or series of equity securities of Borrower or its Subsidiaries, as applicable.

              "PROHIBITED PREFERRED STOCK" means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of Preferred Stock of the same class and series payable in kind or dividends of common Stock) on or before March 15, 2001 or, on or before March 15, 2001, is redeemable at the option of the holder thereof for cash (or assets or securities other than distributions in kind of Preferred Stock of the same class and series or of common Stock).

              "PRO RATA PORTION (ADVANCES)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment to make Advances and the denominator of which is the aggregate amount of the Commitments of all Lenders to make Advances.

              "PRO RATA PORTION (TERM LOANS A)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment to make a Term Loan A and the denominator of which is the aggregate amount of the Commitments of all Lenders to make the Term Loans A.

              "PRO RATA PORTION (TERM LOANS B)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment to make the Term Loans B and the denominator of which is the aggregate amount of the Commitments of all Lenders to make the Term Loans B.

              "PRO RATA PORTION (TOTAL)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Total Commitment and the denominator of which is the aggregate amount of the Total Commitments.

              "PRO RATA SHARE (ADVANCES)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate principal amount of all Advances then outstanding to such Lender and the denominator of which is the aggregate principal amount of all Advances outstanding.

              "PRO RATA SHARE (TERM LOANS A)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate principal amount of all Term Loans A then outstanding to such Lender and the denominator of which is the aggregate principal amount of all Term Loans A then outstanding.

              "PRO RATA SHARE (TERM LOANS B)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate principal amount of all Term Loans B then outstanding to such Lender and the denominator of which is the aggregate principal amount of all Term Loans B then outstanding.

              "PRO RATA SHARE (TOTAL)" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate principal amount of all Advances, Term Loans B, and Term Loans A then outstanding to such Lender and the denominator of which is the aggregate principal amount of all Advances, Term Loans B, and Term Loans A then outstanding.

              [CONFIDENTIAL TREATMENT REQUESTED]


              "QUALIFIED SUBORDINATED INDEBTEDNESS" means unsecured, subordinated Indebtedness of Borrower that, by its terms, is not mandatorily prepayable or subject to any other payment obligation (including any obligation to pay interest, other than interest payable solely by adding the amount thereof to the outstanding principal balance of such Indebtedness) on or before March 15, 2001.

              "QUALIFYING CUSTOMERS" means, as of any date of determination, the aggregate number of Subscribers as of the last day of the most recent month ending not more than 45 days prior to the date of determination; PROVIDED, HOWEVER, that Qualifying Customers shall not include any Subscribers in any geographic service area in which (i) the BANX Affiliates shall have implemented the Business Relationship Agreement; and (ii) Borrower or any other Covenant Party is then providing transport services, and is then entitled to receive contractual monthly revenues therefor, under the Business Relationship Agreement.

              "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by the Covenant Parties.

              "REFERENCE RATE" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

              "RELATED FACILITIES" means any facility licensed by the FCC in conjunction with or in support of the operation of the Channels or a System, including private operational fixed microwave facilities and Booster Stations.

              "RELATED FACILITIES LICENSE" means the Permit granted by the FCC to operate a Related Facility or any application pending before the FCC requesting such Permit.

              "REPORTABLE EVENT" means any of the events  described  in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

              "REQUIRED LENDERS" means, at any time, Lenders whose Pro Rata Portions (Total) aggregate 51% or more of the Total Commitments.

              "RESTRUCTURING   TRANSACTIONS"   means   the  Pre-Closing
Restructuring    Transaction   and   the   Post-Closing   Restructuring
Transactions.

              "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

              "REVOLVER BLOCK"  means, as of any date of determination:
(a) until such time, if ever, as the condition in SECTION 3.3(H) is satisfied or waived by the Lenders in their sole and absolute discretion, $2,000,000; and (b) thereafter, zero (-0-).

              "REVOLVING FACILITY USAGE" means, as of any date of determination, the aggregate amount of Advances (including Agent Advances and Foothill Loans) outstanding.

              "REVOLVING  NOTE"  has  the  meaning set forth in SECTION
2.1.

              "ROCHESTER CHOICE" has the meaning ascribed to such term in the preamble to this Agreement.

              "SEC" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

              "SECURITIES ACCOUNT" means a "securities account" as that term is defined in Section 8-501 of the Official Text of the Uniform Commercial Code.

              "SECURITIES ACCOUNT SECURITIES AGREEMENT" means a Securities Account security agreement governed by Pennsylvania law, in form and substance satisfactory to the Lenders, between Borrower and Agent.

              "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, dated as of March 28, 1995, by and between Borrower and BANX, as amended through the Closing Date, and as the same thereafter may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Loan Documents.

              "SELLER-RESTRICTED SUBSIDIARIES" means, collectively, the Bott-Restricted Subsidiaries, the Mester-Restricted Subsidiary, and the PCTV-Restricted Subsidiary.

              "SELLER  DOCUMENTS"   means,   collectively,   the   Bott
Documents, the Mester Documents, and the PCTV Documents.

              "SENIOR NOTES" means the $275,000,000 12.25% senior notes due 2002, issued by Borrower pursuant to the Senior Notes Indenture.

              "SENIOR NOTES INDENTURE" means that certain Indenture, dated as of September 15, 1995, by and between Borrower, and Chemical Bank as trustee relative to the Senior Notes, as amended through the Closing Date, and as the same thereafter may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Loan Documents.

              "SENIOR PREFERRED STOCK" means shares of the 14% senior convertible Preferred Stock, par value $10,000 per share, of Borrower.

              "SETTLEMENT"   has  the  meaning  set  forth  in  SECTION
2.1(G)(I).

              "SETTLEMENT DATE"  has  the  meaning set forth in SECTION
2.1(G)(I).

              "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

              "STOCK" means all shares, options, warrants, interests, units, participations, or other equivalents (regardless of how designated) of or in a corporation, limited liability company, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

              "STOCK PLEDGE AGREEMENT" means a Stock Pledge Agreement and Irrevocable Proxy, in form and substance satisfactory to each Lender, executed and delivered by Borrower to Agent with respect to the pledge of the capital Stock of each of its Subsidiaries (including the Venture Subsidiaries, except to the extent any such capital Stock constitutes Excluded Property and of CS Wireless and TelQuest to Agent for the benefit of the Lender Group.

              "SUBSCRIBER" means, as of any date of determination, any individual customer or bulk or commercial account (computed on an equivalent customer basis based on the basic programming service subscriber fee) to whom Borrower or any other Covenant Party provides Wireless Cable Services as well as accounts, both individual customer and bulk or commercial accounts (the latter of which are computed on an equivalent customer basis), to whom Borrower or any other Covenant Party provides other Wireless Telecommunications Services for a fee, in each case as of such date.

              "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. For the avoidance of doubt, CS Wireless shall not constitute a Subsidiary of Borrower for purposes of this Agreement and the other Loan Documents.

              "SURETYSHIP AGREEMENT" means an agreement, in form and substance satisfactory to each Lender and entered into by each of the Obligors for the benefit of the Lender Group.

              "SYSTEMS" means (a) the wireless telecommunications systems constructed and operated by one or more Covenant Parties as of the Closing Date for the provision of Wireless Telecommunications Service and more fully described on SCHEDULE 5.19 and (b) the wireless telecommunications systems constructed and operated by one or more of the Covenant Parties from and after the Closing Date for the provision of Wireless Telecommunications Service.

              "SYSTEM AGREEMENTS" means, collectively, all FCC Licenses for Channels and booster stations, Channel Leases, Tower Site Leases, programming agreements, retransmission agreements, non-interference or cooperation agreements (excluding no-objection letters issued in the ordinary course of business), equipment agreements or instruments, licenses, permits, and other material agreements pertaining to the transmission of video, voice, or data signals through wireless cable transmission facilities, of each of the Covenant Parties now existing or hereafter acquired or obtained, relative to the Channels or the construction and operation of the Systems.

              "SYSTEM SUB" has the meaning set forth in the definition of Post-Closing Restructuring Transactions.

              [CONFIDENTIAL TREATMENT REQUESTED]


              [CONFIDENTIAL TREATMENT REQUESTED]


              "TERM  LOAN  A"  has  the  meaning  set  forth in SECTION
2.2(A).

              "TERM LOAN A AMOUNT" means $5,000,000.

              "TERM LOAN A OBLIGATIONS" means all loans, Term Loans A, debts, principal, interest, premiums, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any one or more of the Obligors to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents (including the Term Notes A) or pursuant to any other agreement between the Lender Group and any one or more of the Obligors (irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any one or more of the Obligors to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Obligor is required to pay or reimburse by the Loan Documents, by law, or otherwise.

              "TERM LOAN A PIK INTEREST PAYMENT OPTION" has the meaning set forth in SECTION 2.6(D)(IV).

              "TERM LOAN A REGULAR INTEREST PAYMENT OPTION" has the meaning set forth in SECTION 2.6(D)(IV).

              "TERM LOAN B" has the meaning set forth in SECTION 2.2.

              "TERM LOAN B FUNDING BLOCKAGE NOTICE" has the meaning set forth in SECTION 2.2(D).

              "TERM LOAN B PIK INTEREST PAYMENT OPTION" has the meaning set forth in SECTION 2.6(D)(II).

              "TERM LOAN B REGULAR INTEREST PAYMENT OPTION" has the meaning set forth in SECTION 2.6(D)(II).

              "TERM  NOTE  A"  has  the  meaning  set  forth in SECTION
2.2(A).

              "TERM NOTE B" has the meaning set forth in SECTION 2.2.

              "TOTAL COMMITMENT" means, at any time with respect to a Lender, the Commitments of that Lender to make Loans of all Loan Types in the aggregate principal amount set forth beside such Lender's name under the heading "Total Loans Commitment" on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Assumption pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 15.1, as such Total Commitment may be adjusted from time to time in accordance with the provisions of SECTION 15.1, and "TOTAL COMMITMENTS" means, at any time with respect to all Lenders, collectively, the aggregate amount of the Total Commitments of all of the Lenders.

              "TVRF" means The Value Realization Fund, L.P., a Delaware limited partnership.

              "TOWER SITE LEASE" has  the  meaning  ascribed thereto in
SECTION 5.22(A).

               [CONFIDENTIAL TREATMENT REQUESTED]


               [CONFIDENTIAL TREATMENT REQUESTED]


              "VOIDABLE  TRANSFER" has the meaning set forth in SECTION
18.7.

              "WARRANTS" means warrants respecting shares of Borrower's common Stock, in form and substance satisfactory to each Original Lender.

              "WASHINGTON CHOICE" has the meaning ascribed to such term in the preamble to this Agreement.

              "WIRELESS CABLE BUSINESS" means transmitting video, voice, or data primarily through wireless cable transmission facilities, utilizing wireless channels for any commercial purpose permitted by the FCC and other activities directly related thereto.

              "WIRELESS CABLE SERVICE" means the provision of subscription video or entertainment and additional programming services and services ancillary thereto through the use of, among others, ITFS, MDS, and MMDS channels.

              "WIRELESS TELECOMMUNICATIONS SERVICE" means any service that is permitted under FCC rules and regulations or authorized by the FCC to be provided on or by means of the transmission capacity on an ITFS, MDS, or MMDS channel, including Wireless Cable Services and Alternative Use services.


        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

        1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4.  CONSTRUCTION.   Unless  the  context  of  this  Agreement
clearly requires otherwise, references to the plural include the singular references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite Lenders. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.
Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

       1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. Any investigation made at any time by or on behalf of any party hereto shall not diminish in any respect whatsoever such party's right to rely on the representations and warranties made by or on behalf of any other party herein or pursuant to this Agreement. The disclosures contained in any schedule shall not be made generally in respect of the representations and warranties in this Agreement and shall relate instead specifically to the representation and warranty in the corresponding definition or section of the Agreement.

          1.6 COVENANT PARTIES. By its execution and delivery of the Acknowledgement or any joinder thereto, any Covenant Party that is not party to this Agreement or any joinder hereto nevertheless shall be deemed to have agreed to be bound by each provision herein relating to the Covenant Parties or their assets with the same force and effect as though such Covenant Party were party to this Agreement or any joinder hereto, MUTATIS MUTANDIS.

     2.    LOAN AND TERMS OF PAYMENT.

         2.1   REVOLVING CREDIT FACILITY.
               (a)   ADVANCES.   Subject  to  the terms and conditions of
this Agreement and during the term of this Agreement, each Lender that has any Commitment to make Advances hereby agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Portion (Advances) of an amount equal to the Maximum Revolving Amount less the Revolver Block, if any; PROVIDED, HOWEVER, that such Lenders shall have no obligation to make
further  Advances  hereunder  to  the  extent  they   would  cause  the
outstanding  Revolving  Facility Usage to exceed the Maximum  Revolving
Amount less the Revolver  Block  if  any.   Borrower  shall execute and
deliver to each such Lender on the Closing Date a promissory note, in the form of EXHIBIT R-1 (a "Revolving Note"), in the principal amount of that Lender's Pro Rata Portion (Advances) of the Maximum Revolving Amount. Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The Revolving Notes and this Agreement shall evidence the obligation of Borrower to repay all Advances (other than Agent Advances and Foothill Loans, the obligation to repay of which shall be evidenced by this Agreement), together with accrued but unpaid interest thereon.

              (b) PROCEDURE FOR BORROWING. Each Borrowing of Advances shall be made upon Borrower's irrevocable written request therefor to Agent and the Lenders (which request must be from an Authorized Person and received by Agent and the Lenders no later than 10:00 a.m.
(California time) on the Business Day immediately preceding the requested Funding Date) specifying (i) the amount of the Borrowing; and
(ii) the requested Funding Date, which shall be a Business Day.

              (c)   AGENT'S  ELECTION.   Promptly  after  receipt  of  a
request for a Borrowing pursuant to SECTION 2.1(B), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.1(D) apply to such requested Borrowing, or (ii) to request Foothill to make a Foothill Loan pursuant to the terms of SECTION 2.1(E) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Foothill declines
in   its  sole  discretion  to  make  a  Foothill  Loan   pursuant   to
SECTION 2.1(E), Agent shall elect to have the terms of SECTION 2.1(D) apply to such requested Borrowing.

              (d)   MAKING OF ADVANCES.

                   (i) In the event that Agent shall elect to have the terms of this SECTION 2.1(D) apply to a requested Borrowing as described in SECTION 2.1(C), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.1(B), Agent shall notify each Lender that has any Commitment to make Advances, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy or other similar form of transmission, of the requested Borrowing. Each such Lender shall make the amount of such Lender's Pro Rata Portion (Advances) of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in
     SECTION 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that no such Lender shall have the obligation to make any Advance if Agent and each other such Lender shall have received written notice given in good faith by any such Lender on or before 5:00 p.m. (California time) on the Business Day immediately prior to the applicable Funding Date that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date (any such notice timely received by Agent from any such Lender being an "Advance Funding Blockage Notice").

                   (ii) Unless Agent and each other such Lender receives an Advance Funding Blockage Notice from any such Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, no later than 5:00 p.m. (California time) on the Business Day immediately prior to the applicable Funding Date, stating that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Portion (Advances) of the Borrowing, Agent may assume that each such Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any such Lender shall not have made its full amount available to Agent in immediately available funds (unless such failure arises from such Lender's Advance Funding Blockage Notice timely received by Agent) and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any such Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify
     Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any such Lender to make any Advance on any Funding Date shall not relieve any other such Lender of any obligation hereunder to make an Advance on such Funding Date, but no other such Lender shall be responsible for the failure of such Lender to make the Advance to be made by such Lender on any Funding Date.

                   (iii) Unless and until the amount owing by any Defaulting Lender pursuant to the second sentence of SECTION 2.1(D)(II) has been paid by Borrower or such Defaulting Lender, Agent shall not be obligated to transfer to such Defaulting Lender any payments made by Borrower to Agent for such Defaulting Lender's benefit, nor shall such Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Required Lenders, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Pro Rata Portion (Total) shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations and the Term Loan A Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the amount owing by such Defaulting Lender pursuant to the second sentence of SECTION 2.1(D)(II) has been paid by Borrower or such Defaulting Lender, or (z) the requisite non-Defaulting Lenders with Commitments to make Advances and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender to make Advances, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

              (e)   MAKING OF FOOTHILL LOANS.

                   (i) In the event Agent shall elect, with the consent of Foothill as a Lender, to have the terms of this SECTION 2.1(E) apply to a requested Borrowing as described in SECTION 2.1(C), Foothill as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Foothill as a Lender pursuant to this SECTION 2.1(E) being referred to as a "Foothill Loan" and such Advances being referred to collectively as "Foothill Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Foothill Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Foothill as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Agent shall not request Foothill as a Lender to make, and Foothill as a Lender shall not make, any Foothill Loan either if Foothill receives an Advance Funding Blockage Notice from any other Lender with a Commitment to make any Advances in accordance with SECTION 2.1(D)(II) or if Agent shall have received written notice from any such Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Foothill as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Foothill Loan.

                   (ii) The Foothill Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to SECTION 2.6 hereof.

              (f)   AGENT ADVANCES.

                   (i) Subject to the limitations set forth in the proviso contained in this SECTION 2.1(F), Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances for the benefit of Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable to (x) preserve or protect the Collateral, (y) enhance the likelihood of repayment of the Obligations or the Term Loan A Obligations, or (z) pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.1(F) being hereinafter referred to as "Agent Advances"); PROVIDED, HOWEVER, that the aggregate amount of Agent Advances outstanding at any one time shall not exceed $3,000,000, without the written consent of all Lenders that have any Commitment to make Advances.

                   (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to SECTION 2.6 hereof.

              (g) SETTLEMENT. It is hereby agreed that each Lender's funded portion of the Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Portion (Total) of the outstanding Loans. It is hereby further agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such
Lender's Pro Rata Portion (Advances) of the outstanding  Advances.   It
is agreed that each Lender's funded portion of the Term Loans A is intended by the Lenders to equal, at all times, such Lender's Pro Rata Portion (Term Loans A) of the outstanding Term Loans A. It is agreed that each Lender's funded portion of the Term Loans B is intended by the Lenders to equal, at all times, such Lender's Pro Rata Portion (Term Loans B) of the outstanding Term Loans B. Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans shall take place on a periodic basis in accordance with the following provisions:

                   (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on such other basis if so determined by the Required Lenders, (x) on behalf of Foothill, with respect to each outstanding Foothill Loan, (y) for itself, with respect to each Agent Advance, and (z) with respect to
     Collections received, as to each by notifying the Lenders by telecopy, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Agent Advances, Foothill Loans, other Advances, Term Loans B, and Term Loans A for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges (including clearance charges) for such period. Subject to the terms and conditions contained herein (including SECTION 2.1(G)(II)):

          (1) (A) If a Lender's balance of the Advances exceeds such Lender's Pro Rata Portion (Advances) of the Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Portion (Advances) of the Advances.

              (B) If a Lender's balance of the Term Loans A exceeds such Lender's Pro Rata Portion (Term Loans A) of the Term Loans A as of a Settlement Date, then Agent shall by no later than 12:00 p.m (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Portion (Term Loans A) of the Term Loans A.

              (C) If a Lender's balance of the Term Loans B exceeds such Lender's Pro Rata Portion (Term Loans B) of the Term Loans B as of a Settlement Date, then Agent shall by no later than 12:00 p.m (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Portion (Term Loans B) of the Term Loans B.

          (2) (A) If a Lender's balance of the Advances is less than such Lender's Pro Rata Portion (Advances) of the Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Portion (Advances) of the Advances. Such amounts made available to Agent under the immediately preceding sentence shall be applied against the amounts of the applicable Foothill Loan or Agent Advance and, together with the portion of such Foothill Loan or Agent Advance not representing Foothill's Pro Rata Portion thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

              (B) If a Lender's balance of the Term Loans A is less than such Lender's Pro Rata Portion (Term Loans A) of the Term Loans A as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Portion (Term Loans A) of the Term Loans A. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

              (C) If a Lender's balance of the Term Loans B is less than such Lender's Pro Rata Portion (Term Loans B) of the Term Loans B as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Portion (Term Loans B) of the Term Loans B. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                        (ii) (x) In determining whether a Lender's balance of the Advances is less than, equal to, or greater than such Lender's Pro Rata Portion (Advances) of the Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Foothill with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Foothill to that Lender as part of such Settlement.

                             (y)  In  determining  whether  a  Lender's
     balance of the Term Loans A is less than, equal to, or greater than such Lender's Pro Rata Portion (Term Loans A) of the Term Loans A as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by the Obligors and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement.

                             (z)  In  determining  whether  a  Lender's
     balance of the Term Loans B is less than, equal to, or greater than such Lender's Pro Rata Portion (Term Loans B) of the Term Loans B as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by the Obligors and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement.

                        (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Foothill Loans are outstanding, may pay over to Foothill any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share (Advances) of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share (Advances) of the Advances other than to Foothill Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders with any Commitment to make Advances, and Agent shall pay to the Lenders with any Commitment to make Advances, to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Portion of the Advances. During the period between Settlement Dates, Foothill with respect to Foothill Loans, Agent with respect to Agent Advances, and each Lender with any Commitment to make Advances with respect to the Advances other than Foothill Loans and Agent Advances (after giving effect to any payments applied to the reduction of Foothill's Advances pursuant to this SECTION 2.1(G)(III)), shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds in respect of Loans outstanding and employed by Foothill, Agent, or such Lenders, as applicable.

                        (iv) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any settlement payment to be made to any Canyon Lender under this SECTION 2.1(G) shall be made to Canpartners on behalf, and for the benefit, of such Canyon Lender and any such settlement payment required to be made to any Canyon Lender shall, upon Canpartners' receipt thereof, be deemed received by that Canyon Lender.

              (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Foothill Loans and Agent Advances) shall be made simultaneously by those Lenders with any Commitment to make Advances and in accordance with their Pro Rata Portions (Advances). It is understood that (i) no such Lender shall be responsible for any failure by any other such Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment to make Advances of any such Lender be increased or decreased as a result of any failure by any other such Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any such Lender to perform its obligation to make any Advances hereunder shall excuse any other such Lender from its obligation to make any Advances hereunder.

      2.2   TERM LOANS A; TERM LOAN B FACILITY.

            (a) TERM LOANS A. Subject to the terms and conditions of this Agreement, each Lender agrees to make, on the Closing Date and on a several basis, a term loan (a "Term Loan A") to the Obligors, jointly and severally, in the principal amount not to exceed such Lender's Pro Rata Portion (Term Loans A) of the Term Loan A Amount. The Term Loans A made by each Lender shall be evidenced by and repayable in accordance with the terms and conditions of promissory notes, in the form of EXHIBIT T-1 (the "Term Notes A"), executed by the Obligors, jointly and severally, in favor of such Lender.

          Amounts borrowed pursuant to this SECTION 2.2(A) may not be reborrowed at any time during the term of this Agreement. The outstanding principal balance and all accrued and unpaid interest under each Term Loan A shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Term Loans A shall constitute Term Loan A Obligations.

              (b) TERM LOANS B. Subject to the terms and conditions of this Agreement, each Lender with any Commitment to make Term Loans B agrees to make a series of term loans ("Term Loans B") to Borrower in the aggregate principal amount funded by such Lender not to exceed such Lender's Pro Rata Portion (Term Loans B) of the Maximum Term Loan B
Amount.   The  foregoing  to  the  contrary  notwithstanding,  (a) each requested Borrowing of Term Loans B shall be in a principal amount of not less than $2,000,000 in the aggregate, (b) each requested Borrowing of Term Loans B shall be in an aggregate amount equal to or less than the Maximum Term Loan B Amount LESS the original principal amount of Term Loans B previously advanced (exclusive of any interest that has been added to the principal balance of the Term Loans B pursuant to
SECTION 2.6(A)(II)) pursuant to this SECTION 2.2(B), (c) Borrower only shall be entitled to request the making of Term Loans B on or before December 31, 1998, and (d) Borrower shall be limited to 4 requests for Borrowings of Term Loans B. Subject to the foregoing, each Term Loan B shall be made by such Lenders at such times and in such amounts as Borrower may request in writing. The Term Loans B made by each such Lender shall be evidenced by and repayable in accordance with the terms and conditions of promissory notes, in the form of EXHIBIT T-2 (the "Term Notes B"), executed by Borrower in favor of such Lender. At any such Lender's option, all (but not less than all) of the Term Loans B made by such Lender may be consolidated into a single Term Loan B and evidenced by a single restated Term Note B, with such additional documentation as Agent and such Lender reasonably may require.

          Amounts borrowed pursuant to this SECTION 2.2(B) may be not be reborrowed at any time during the term of this Agreement. The outstanding principal balance and all accrued and unpaid interest under each Term Loan B shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Term Loans B shall constitute Obligations.

             (c) PROCEDURE FOR BORROWING. Each Borrowing of Term Loans B shall be made upon Borrower's irrevocable written request therefor to Agent and each Lender with any Commitment to make Term Loans B (which request must be received from an Authorized Person and by Agent and the Lenders no later than 10:00 a.m. (California time) not less than 5 Business Days prior to the requested Funding Date) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day. The Borrowing of Term Loans A to be made on the Closing Date shall be made upon Borrower's irrevocable written request therefor to Agent and each Lender with a Commitment to make Term Loans A pursuant to the Disbursement Letter.

              (d)   MAKING OF TERM LOANS B.

                   (i) Each Lender with any Commitment to make Term Loans B shall make the amount of such Lender's Pro Rata Portion (Term Loans B) of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 11:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Term Loans B, upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds of such Term Loans B available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Term Loans B received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that no such Lender shall have the obligation to make any Term Loan B if Agent and each other such Lender shall have received written notice given in good faith by any such Lender on or before 5:00 p.m. (California time) on the Business Day immediately prior to the applicable Funding Date that one or more of the applicable conditions set forth in SECTIONS 2.3(B) OR 3 will not be satisfied on the requested Funding Date for the applicable Borrowing (any such notice timely received by Agent and such other Lenders from such Lender being a "Term Loan B Funding Blockage Notice").

                   (ii) Unless Agent and each other such Lender receives a Term Loan B Funding Blockage Notice from such Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, no later than 5:00 p.m. (California time) on the Business Day immediately prior to the applicable Funding Date, stating that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Portion (Term Loans B) of the Borrowing, Agent may assume that each such Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any such Lender shall not have made its full amount available to Agent in immediately available funds (unless such failure arises from such Lender's Term Loan B Funding Blockage Notice timely received by Agent) and Agent in such circumstances has made available to Borrower such amount, such Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any such Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Term Loan B on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Term Loans B composing such Borrowing. The failure of any such Lender to make any Term Loan B on any Funding Date shall not relieve any other such Lender of any obligation hereunder to make a Term Loan B on such Funding Date, but no other such Lender shall be responsible for the failure of such Lender to make the Term Loan B to be made by such Lender on any Funding Date.

                   (iii) Unless and until the amount owing by any Defaulting Lender pursuant to the second sentence of SECTION 2.2(D)(II) has been paid by Borrower or such Defaulting Lender, Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Required Lenders, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Pro Rata Portion (Total) shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations and the Term Loan A Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the amount owing by such Defaulting Lender pursuant to the second sentence of SECTION 2.2(D)(II) has been paid by Borrower or such Defaulting Lender, or (z) the requisite non-Defaulting Lenders with Commitments to make Term Loans B and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender to make Term Loans B, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

              (e)   LENDERS' FAILURE TO PERFORM.

                   (i) All Term Loans A shall be made, simultaneously, by the Lenders with Commitments to make Term Loans A and in accordance with their Pro Rata Portions (Term Loans A). It is understood that (i) no such Lender shall be responsible for any failure by any other such Lender to perform its obligation to make any Term Loan A hereunder, nor shall any Commitment of any Lender to make Term Loans A be increased or decreased as a result of any failure by any other such Lender to perform its obligation to make any Term Loan A hereunder, and (ii) no failure by any such Lender to perform its obligation to make any Term Loan A hereunder shall excuse any other such Lender from its obligation to make any Term Loan A hereunder. With respect to each Borrowing for Term Loans A requested by one or more Obligors, if any such Lender fails to make any Term Loan A and any one or more other such Lenders make(s) their Term Loans A pursuant to clause (ii) of the immediately preceding sentence, then the Pro Rata Shares (Term Loans A) and the Term Loans (Total) of each Lender shall be adjusted to reflect the Term Loans A made or not made, as the case may be, by such Lenders pursuant to such requested Borrowing.

                   (i) All Term Loans B shall be made, simultaneously, by the Lenders with Commitments to make Term Loans B and in accordance with their Pro Rata Portions (Term Loans B). It is understood that (i) no such Lender shall be responsible for any failure by any other such Lender to perform its obligation to make any Term Loan B hereunder, nor shall any Commitment of any such Lender to make Term Loans B be increased or decreased as a result of any failure by any other such Lender to perform its obligation to make any Term Loan B hereunder, and (ii) no failure by any such Lender to perform its obligation to make any Term Loan B hereunder shall excuse any other such Lender from its obligation to make any Term Loan B hereunder. With respect to each Borrowing for Term Loans B requested by Borrower, if any such Lender fails, whether pursuant to a Term Loan B Funding Blockage Notice or otherwise, to make any Term Loan B and any one or more other such Lenders make(s) their Term Loans B pursuant to clause (ii) of the immediately preceding sentence, then the Pro Rata Shares (Term Loans B) and the Term Loans (Total) of each such Lender shall be adjusted to reflect the Term Loans B made or not made, as the case may be, by such Lenders pursuant to such requested Borrowing.

              (f)   MANDATORY PREPAYMENTS.

                   (i)  ASSET DISPOSITIONS.  Subject to SECTION 7.4:

                        (A) Immediately upon receipt of the Net Proceeds of any Asset Disposition (other than Permitted Dispositions (but excluding (i.e., including as a mandatory prepayment) the transaction described in clause (b) of the definition of "Permitted
Venture Subsidiary Transaction")), Borrower shall prepay the Obligations and the Obligors shall prepay the Term Loan A Obligations in an amount equal to the Net Proceeds of such Asset Disposition and such amounts paid shall be applied in accordance with SECTION 2.2(F)(IV)(A).

                        (B) Immediately upon receipt of the Net Proceeds of the Permitted CS Wireless Disposition (other than a ratable 90% of the first $60,000,000 of Net Proceeds of any Permitted CS Wireless Disposition), Borrower shall prepay the Obligations and the Obligors shall prepay the Term Loan A Obligations in an amount equal to the Net Proceeds of such Asset Disposition and such amounts paid shall be applied in accordance with SECTION 2.2(F)(IV). For the avoidance of doubt, a ratable 10% of the first $60,000,000, and 100% of the amount (if any) in excess of the first $60,000,000, of Net Proceeds of any Permitted CS Wireless Disposition shall be prepaid pursuant to the immediately preceding sentence.

                        (C) Concurrently with the making of any such payment under this SECTION 2.2(F)(I), Borrower on behalf of the Covenant Parties shall deliver to Agent an original, and to each Lender a copy, of a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid. The foregoing is not meant to express or imply an ability of the Covenant Parties to sell or otherwise dispose of properties or assets other than as expressly and explicitly provided for herein.

                   (ii) EXTRAORDINARY TRANSACTIONS. In the event that any of the Covenant Parties, subject to SECTION 7.1, issues Indebtedness (other than any issuance of Indebtedness that is permitted under SECTION 7.1), or, subject to SECTION 7.3, enters into any joint venture transaction (other than Permitted Venture Subsidiary Transactions), merger, recapitalization, or combination (each, a "Extraordinary Transaction"), then immediately upon receipt of the Net Proceeds therefrom by Borrower or any other Covenant Party, as applicable (other than (a) proceeds of purchase money Indebtedness or capital leases, (b) proceeds from the issuance of Stock to Borrower by any Person that was a Subsidiary of Borrower immediately prior to such issuance, or (c) mergers, combinations, or joint ventures occurring solely between or among the Covenant Parties), Borrower shall prepay the Obligations and the Obligors shall prepay the Term Loan A
Obligations in an amount equal to the Net Proceeds of such Extraordinary Transaction and the amount paid shall be applied in accordance with SECTION 2.2(F)(IV)(A). Concurrently with the making of any such payment, Borrower on behalf of the Covenant Parties shall deliver to Agent an original, and to each Lender a copy, of a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                   (iii) PLAN REVERSIONS. In the event that any of the Covenant Parties receives any surplus assets of any Plan, Borrower immediately shall prepay the Obligations and the Obligors immediately shall prepay the Term Loan A Obligations in an amount equal to such returned surplus assets net of related transaction costs (including income, excise, or other taxes) and the amount paid shall be applied in accordance with SECTION 2.2(F)(IV)(A). Concurrently with the making of any such payment, Borrower on behalf of the Covenant Parties shall deliver to Agent an original, and to each Lender a copy, of a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                   (iv)  APPLICATION OF PROCEEDS.

                        (A) With respect to the mandatory prepayments described in subsections (i) through (iii) above, such prepayments shall be applied, first, to pay any fees, or expense reimbursements then due to Agent from any one or more of the Obligors, second, to pay any fees (other than the Additional Discount Amount) or expense reimbursements then due to the Lenders from any one or more of the Obligors, third, to pay any and all interest accrued and unpaid with respect to the Advances (including Foothill Loans and Agent Advances), the Term Loans B, and the Term Loans A, fourth, to pay or prepay principal of Foothill Loans and Agent Advances, fifth, to pay any and all interest accrued and unpaid with respect to the Additional Discount Amount, sixth, to pay the Additional Discount Amount, seventh, ratably to repay the principal of the Term Loans B, eighth, ratably to repay the principal of the Term Loans A, ninth, ratably to repay principal of the Advances (other than Foothill Loans and Agent Advances) and to effect a commensurate permanent reduction of the Maximum Revolving Amount, and tenth, ratably to pay any other Obligations or Term Loan A Obligations due to Agent or any Lender.

                        (B) SECTION 2.2(F)(IV)(A) to the contrary notwithstanding, any prepayment described in SECTION 2.2(F)(I)(B) in connection with a Permitted CS Wireless Disposition that is applied to the repayment of principal of the Advances (other than Foothill Loans and Agent Advances) shall not effect a commensurate permanent reduction of the Maximum Revolving Amount.

          2.3   NOTES.   Borrower  shall  deliver each Revolving  Note,
 each Term Note B, and each Additional Discount Amount Note to Agent for delivery to the appropriate Lender. The Obligors shall deliver each Term Note A to Agent for delivery to the appropriate Lender. All of the Notes shall be payable to the order of each Lender at Agent's address set forth in SECTION 12, or at such other office of Agent as may be designated, from time to time, by Agent, for the account of each Lender.

         2.4   PAYMENTS.

              (a)   PAYMENTS BY OBLIGORS.

                   (i) All payments to be made by any one or more of the Obligors shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by any one or more of the Obligors shall be made to Agent for the account of the Lenders at Agent's address set forth in SECTION 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following day and any applicable interest or fee shall continue to accrue until such following day.

                   (ii) Unless Agent receives notice from Borrower on behalf of the Obligors prior to the date on which any payment is due to the Lenders that the Obligors will not make such payment in full as and when required, Agent may assume that the Obligors have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Obligors have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

              (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances or Term Loans B or Term Loans A to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably (in accordance with the Lenders' respective Pro Rata Portions (Total)) among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances or Term Loans B or Term Loans A, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Agent, shall be applied, first, to pay any fees, or expense reimbursements then due to Agent from any one or more of the Obligors, second, to pay any fees (other than the Additional Discount Amount) or expense reimbursements then due to the Lenders from any one or more of the Obligors, third, to pay any and all interest accrued and unpaid with respect to the Advances (including Foothill Loans and Agent Advances), the Term Loans B, and the Term Loans A, fourth, to pay or prepay principal of Foothill Loans and Agent Advances, fifth, to pay any and all interest accrued and unpaid with respect to the Additional Discount Amount, sixth, to pay the Additional Discount Amount, seventh ratably to repay the principal of the Term Loans B, eighth, ratably to repay the principal of the Term Loans A, ninth, ratably to repay principal of the Advances (other than Foothill Loans and Agent Advances) and tenth, ratably to pay any other Obligations or Term Loan A Obligations due to Agent or any Lender.

              (c) PAYMENTS TO CANYON LENDERS. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any payment to be made to any Canyon Lender shall be made to Canpartners on behalf, and for the benefit, of such Canyon Lender and any such payment required to be made to any Canyon Lender shall, upon Canpartners' receipt thereof, be deemed received by that Canyon Lender.

        2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations pursuant to SECTION 2.1 is greater than either the Dollar or percentage limitations  set  forth  in  SECTION  2.1
(an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in SECTION 2.4(B).

        2.6   INTEREST:  RATES,  PAYMENTS,  AND  CALCULATIONS.

              (a) Interest Rates. (i) all Obligations (except for the Term Loans B and the Additional Discount Amount) shall bear interest at a per annum rate of 4.75 percentage points above the Reference Rate,
(ii) the Term Loans B shall bear interest at a rate of 13 percent per annum; (iii) the Additional Discount Amount shall bear interest at a rate of 14 percent per annum; and (iv) all Term Loan A Obligations (including the Term Loans A) shall bear interest at a rate of 13 percent per annum.

             (b) Default Rates. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for the Term Loans B and the Additional Discount Amount) shall bear interest at a per annum rate equal to 7.75 percentage points above the Reference Rate, (ii) the Term Loans B shall bear interest at a rate of 16 percent per annum, (iii) the Additional Discount Amount shall bear interest at a rate equal to 17 percent per annum, and (iv) all Term Loan A Obligations (including the Term Loans A) shall bear interest at a rate of 16 percent per annum.

             (c) Minimum Interest. In no event shall the rate of interest chargeable under SECTION 2.6(A)(I) for any day be less than 13% per annum. To the extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

             (d) Payments. (i) Interest (other than interest accrued with respect to the Term Loans B, the Term Loans A, and the Additional Discount Amount) payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

          (ii) Interest accrued with respect to the Term Loans B shall be due and payable, in arrears, on the first day of each month during the term hereof. So long as no Event of Default has occurred and is continuing or would result therefrom, Borrower shall have the option (to be exercised in the manner set forth below) of (y) having all of such accrued and unpaid interest charged as an Advance to the Loan Account (the "Term Loan B Regular Interest Payment Option"), or (z) having one-half of all such accrued and unpaid interest (i.e., 6.5% per annum) charged as an Advance to the Loan Account and having one-half of all such accrued and unpaid interest paid by adding the amount thereof to the balance of the Term Loans B, with such compounded amount thereafter accruing interest at the rate then applicable to the Term Loans B (the "Term Loan B PIK Interest Payment Option"). If an Event of Default has occurred and is continuing or would result therefrom, Borrower shall no longer have the ability to have any portion of such interest compounded by adding the amount thereof to the balance of the Term Loans B and all such accrued and unpaid interest shall be charged as an Advance to the Loan Account. With respect to any month, unless either (1) Agent receives, not later than 5 Business Days prior to the beginning of such month, written notice from Borrower that it elects the Term Loan B Regular Interest Payment Option for such month or (2) an Event of Default has occurred and is continuing as of the beginning of such month, Borrower shall be deemed to have elected the Term Loan B PIK Interest Payment Option for such month for the number of days in such month that an Event of Default has not occurred and is continuing; PROVIDED, HOWEVER, that, upon the cure or waiver of any Event of Default in any month, Borrower shall not have the right to elect the Term Loan B PIK Interest Payment Option for the remainder of such month.

          (iii) Interest accrued with respect to the Additional Discount Amount hereunder shall be due and payable, in arrears, on the first day of each April, July, October, and January during the term hereof. So long as no Event of Default has occurred and is continuing or would result therefrom, Borrower shall have the option (to be exercised in the manner set forth below) of (y) having all of such accrued and unpaid interest charged as an Advance to the Loan Account (the "Additional Discount Amount Regular Interest Payment Option"), or
(z) having all such accrued and unpaid interest paid by adding the amount thereof to the balance of the Additional Discount Amount, with such compounded amount thereafter accruing interest at the rate then applicable to the Additional Discount Amount (the "Additional Discount Amount PIK Interest Payment Option"). If an Event of Default has occurred and is continuing or would result therefrom, Borrower shall no longer have the ability to have any portion of such interest compounded by adding the amount thereof to the balance of the Additional Discount Amount and all such accrued and unpaid interest shall be charged as an Advance to the Loan Account. With respect to any month, unless either
(1) Agent receives, not later than 5 Business Days prior to the beginning of such month, written notice from Borrower that it elects the Additional Discount Amount Regular Interest Payment Option for such month or (2) an Event of Default has occurred and is continuing as of the beginning of such month, Borrower shall be deemed to have elected the Additional Discount Amount PIK Interest Payment Option for such month for the number of days in such month that an Event of Default has not occurred and is continuing; PROVIDED, HOWEVER, that, upon the cure or waiver of any Event of Default in any month, Borrower shall not have the right to elect the Additional Discount Amount PIK Interest Payment Option for the remainder of such month.

          (iv) Interest accrued with respect to the Term Loans A shall be due and payable, in arrears, on the first day of each month during the term hereof. So long as no Event of Default has occurred and is continuing or would result therefrom, the Obligors shall have the option (to be exercised in the manner set forth below) of (y) having all of such accrued and unpaid interest charged as an Advance to the Loan Account (the "Term Loan A Regular Interest Payment Option"), or
(z) having one-half of all such accrued and unpaid interest (i.e., 6.5% per annum) charged as an Advance to the Loan Account and having one-half of all such accrued and unpaid interest paid by adding the amount thereof to the balance of the Term Loans A, with such compounded amount thereafter accruing interest at the rate then applicable to the Term Loans A (the "Term Loan A PIK Interest Payment Option"). If an Event of Default has occurred and is continuing or would result therefrom, the Obligors shall no longer have the ability to have any portion of such interest compounded by adding the amount thereof to the balance of the Term Loans A and all such accrued and unpaid interest shall be charged as an Advance to the Loan Account. With respect to any month, unless either (1) Agent receives, not later than 5 Business Days prior to the beginning of such month, written notice from Borrower that it elects the Term Loan A Regular Interest Payment Option for such month or (2) an Event of Default has occurred and is continuing as of the beginning of such month, Borrower shall be deemed to have elected the Term Loan A PIK Interest Payment Option for such month for the number of days in such month that an Event of Default has not occurred and is continuing; PROVIDED, HOWEVER, that, upon the cure or waiver of any Event of Default in any month, Borrower shall not have the right to elect the Term Loan A PIK Interest Payment Option for the remainder of such month.

          (v) Except to the extent that any interest in respect of the Term Loans B is compounded under the Term Loan B PIK Interest Payment Option, that any interest in respect of the Additional Discount Amount is compounded under the Additional Discount Amount PIK Interest Payment Option, and that any interest in respect of the Term Loans A is compounded under the Term Loan A PIK Interest Payment Option, each of the Obligors hereby authorizes Agent to charge without prior notice to any Obligor, and Agent shall charge without prior notice to any Obligor (unless Agent notifies Borrower on behalf of the Obligors to the contrary), all interest, all Lender Group Expenses (as and when incurred), the fees and charges provided for in SECTION 2.11 (as and when accrued or incurred), and all installments or other payments due under any Loan Document (including the Notes) to which any Covenant Party is a party to the Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest with respect to the Term Loans A charged as an Advance to the Loan Account shall automatically be deemed to be, as between Borrower, on the one hand, and the Obligors other than Borrower, on the other hand, Permitted Covenant Party Indebtedness (irrespective of the existence of any Default or Event of Default, but such Indebtedness otherwise shall comply with the requirements of "Permitted Covenant Party Indebtedness").

              (e) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the rate of interest provided for
in   SECTION   2.6(A)(I)   and   SECTION  2.6(B)(I)  automatically  and
immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

              (f)  Intent to Limit Charges to Maximum  Lawful  Rate.  In
no event shall the interest rates payable under this Agreement or any Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent
jurisdiction  shall,  in  a final determination, deem applicable.   The
Obligors and the Lender Group in executing and delivering this Agreement and the Notes, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein or in any Note to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO as of the date of this Agreement, the Obligors are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Obligors in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations or the Term Loan A Obligations, as the case may be, to the extent of such excess.


          2.7   COLLECTION  OF  ACCOUNTS. Borrower, at all times from
and after the date set forth in SECTION 3.3(D) (the "Concentration Deadline"), shall maintain a concentration account (the
"Concentration Account")  at  the  Designated  Account  Bank  and,  from and  after  the Concentration Deadline (or, if earlier, the date that the Concentration Account is established), (i) shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable
 Collateral of Borrower to remit ALL Collections in respect thereof  to such  Concentration  Account (and shall cause the other  Covenant  Parties to instruct all account debtors with respect to the accounts, general intangibles, and other rights to payment of such Covenant Parties to remit ALL Collections in respect thereof to such Concentration Account (or into a deposit account of such Covenant Party the proceeds of which are remitted no less frequently  than  each  Business  Day to the Concentration Account), and each other Covenant Party hereby agrees to so instruct all such account debtors (including the depository with respect to any such deposit account)), and (ii) shall deposit (and shall cause each of the other Covenant Parties to deposit, and each other Covenant Party hereby agrees to deposit) ALL other Collections received by any Covenant Party from any source immediately upon receipt in to the Concentration Account (or into a deposit account of such Covenant Party the proceeds of which are remitted no less frequently than each Business Day to the Concentration Account). On or before the Concentration Deadline, Borrower, Agent, and the Designated Account Bank shall enter into the
Concentration  Account  Agreement.   Borrower and each of the other
Covenant Parties hereby agree that all Collections and other amounts received by any Covenant Party from any account debtor or any other source immediately upon receipt shall be deposited into the Concentration Account (or into a deposit account of such Covenant Party the proceeds of which are remitted no less frequently than each Business Day to the Concentration Account). Neither Concentration
Account Agreement nor arrangement contemplated thereby shall be modified by any Covenant Party without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Concentration Account Agreement, all amounts received in the Concentration Account shall be wired each Business Day into an account
(the "Agent Account") maintained by Agent at a depositary selected by Agent.

          2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Designated Account Bank pursuant to the Concentration Account Agreement or otherwise) immediately shall be applied provisionally to reduce Advances outstanding hereunder to zero and the excess, if any, shall be transferred to the Designated Account, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, the Lender Group shall be entitled to charge Borrower for 3 Business Days of ` clearance' or `float' at the rate set forth in SECTION 2.6(A)(I) or SECTION 2.6(C)(I), as applicable, on all Collections that are received by the Lender Group or any member thereof (regardless of whether forwarded by the Designated Account Bank to Agent, whether provisionally applied to reduce the Obligations under SECTION 2.1, or otherwise) and, until the satisfaction of the condition set forth in SECTION 3.3(K), on all other amounts that would have constituted Collections received by the Lender Group if the cash management system required to be implemented thereunder had been fully and satisfactorily implemented on or before the Closing Date
(the "Virtual Collections").  This  across-the-board  3  Business
Day clearance or float charge on all Collections and Virtual Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by a Covenant Party or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 3 Business Days of interest on such Collections and Virtual Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day  on  or  before 11:00 a.m. California time.
If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. The economic benefits of the 3 Business Day clearance or float charge provided for in this SECTION 2.8 shall be for the ratable benefit of the Lender Group (in accordance with the Lenders' respective
Pro Rata Portions (Total)). Until such time as the Concentration Account Agreement has been established, Borrower shall provide to Agent on a daily basis written reports, in form and substance satisfactory to Agent, of the amount of Collections and any Virtual Collections for purposes of calculating the clearance or float charge provided for in this SECTION 2.8.

          2.9 DESIGNATED ACCOUNT. Subject to the terms and conditions of this Agreement, Agent and Foothill are authorized to make the Advances (including Agent Advances and Foothill Loans)
 and the Term Loans B under this Agreement based upon the written instructions received from anyone purporting to be an Authorized
Person, or without instructions if pursuant to SECTION 2.6(D).
Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Term Loans B requested by Borrower and made by Agent and Foothill by Agent and Borrower, any Advance or Term Loan B requested by Borrower and made hereunder shall be made to the Designated Account. Each of the Obligors hereby agrees that the proceeds of the Term Loans A to be made on the Closing Date hereunder shall be made to the Designated Account.

          2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS AND TERM LOAN A OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower and the other Obligors (the "Loan Account") on which (a) Borrower will be charged with all Advances and Term Loans B made by Agent, Foothill, or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower, and (b) the Obligors will be charged with all Term Loans A made by the Lenders to or for the account of the Obligors, including, accrued interest, the allocable portion of Lender Group Expenses, and any other payment Term Loan A Obligations all payments received by Agent from the Obligors or for the Obligors' account, including all amounts received in the Agent Account from the Concentration Account. Within 10 Business Days after the end of each month, Agent shall render statements regarding the Loan Account to Borrower on behalf of the Obligors, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between the Obligors and the Lender Group unless, within 30 days after receipt thereof by Borrower on behalf of the Obligors, Borrower on behalf of the Obligors shall deliver to Agent written objection thereto describing the error or errors contained in any such statements, and shall deliver to each Lender a copy of such objection.

          2.11 FEES. Borrower shall pay to Agent for the ratable benefit of the Lender Group (in accordance with the Lenders' respective Pro Rata Portions (Total)), except as otherwise indicated, the following:

               (a)   Discount  Amount.   On  the Closing Date, a Discount
Amount (the "Discount Amount") of $1,500,000;

              (b)   Additional Discount Amount.   An additional discount
amount (the "Additional Discount Amount") of $1,500,000, such amount to be earned in full on the Closing Date and be payable on the date of termination of this Agreement, whether at maturity, by prepayment, by acceleration, or otherwise. Borrower shall execute and deliver to each Lender on the Closing Date a promissory note, in the form of EXHIBIT A-2 (an "Additional Discount Amount Note"), in the principal amount of that Lender's Pro Rata Portion (Total) of the Additional Discount Amount.

              (c) Unused Total Facility Fee. On the first day of each month during the term of this Agreement, an unused total facility fee in an amount equal to 0.50% per annum times the Average Unused Portion of the Total Facility;

              (d) Financial Examination and Documentation Fees. For each of the respective sole and separate accounts of Agent and each Lender that exercises its rights under SECTION 4.6 hereof: (i) a separate fee of $650 per day per examiner, plus out-of-pocket expenses, for each financial analysis and examination (i.e., audits) of the Covenant Parties performed by the respective personnel employed by Agent or by such Lender; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing, Agent and each Lender will not perform an audit examination of the Covenant Parties and their businesses more frequently than four times per year; (ii) a separate appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the properties and assets of the Covenant Parties performed by the respective personnel employed by Agent or by such Lender; PROVIDED, HOWEVER, that, solely with respect to appraisals of spectrum rights (which appraisals shall be conducted by Hardin & Associates or a similarly qualified appraiser designated by Agent on behalf of the Lender Group as a whole and shall not be conducted by any one or more of the Lenders), so long as no Event of Default has occurred and is continuing, the Lender Group will not perform an appraisal of the spectrum rights of the Covenant Parties more frequently than once per year and the fees for each such appraisal of the spectrum rights shall not exceed $10,000 plus out-of-pocket expenses; PROVIDED FURTHER that, so long as no Event of Default has occurred and is continuing, Borrower need not pay appraisal fees and expenses in respect of appraisals of any property or assets of the Covenant Parties other than the above-described appraisals of spectrum rights; and (iii) the actual charges paid or incurred by Agent and by such Lender, if Agent or such Lender elects to employ the services of one or more third Persons to perform such audits or appraisals. Anything to the contrary herein (other than with respect to appraisals of the spectrum rights) notwithstanding, Borrower acknowledges and agrees that Agent and any such Lender may, at Borrower's expense, utilize the services of one or more industry appraisers or experts to
perform  designated  collateral   monitoring  and  financial  reporting
activities on behalf of Agent and the Lender Group; and

              (e)   Servicing Fee.   On  the  first  day  of  each month
during the term of this Agreement, and thereafter so long as any Obligations or Term Loan A Obligations are outstanding, a servicing fee in an amount equal to $5,000 per month.


       2.12 LENDER GROUP EXPENSES, ETC. Borrower agrees to pay on demand by Agent or any Lender the Lender Group Expenses of Agent or such Lender, as the case may be, and all amounts payable by any Lender to Agent pursuant to SECTION 17.7. Agent is authorized and directed to apply the Collections, in the manner set forth in
SECTION 2.4, to the payment of all such Lender Group Expenses of Agent or any Lender and all amounts payable by any Lender to Agent pursuant to SECTION 17.7.

     3.    CONDITIONS; TERM OF AGREEMENT.
           3.1 CONDITIONS PRECEDENT TO THE INITIAL LOANS. The obligation of the Lender Group (or any member thereof) to make the initial Loans is subject to the fulfillment, to the satisfaction of Agent, each Original Lender, and their respective counsel, of each of the following conditions on or before the Closing Date:


              (a) the Closing Date shall occur on or before June 6, 1997;

              (b) Agent shall have received all financing statements and fixture filings required by Agent and each Original Lender, duly executed by Borrower, and Agent shall have received searches reflecting the filing of all such financing statements and fixture filings;

              (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent and each Original Lender, duly executed, and each such document shall be in full force and effect:

                   i.    the Disbursement Letter;

                  ii.   the Notes;

                 iii.   the  Stock  Pledge Agreement, together with all
                   certificates (if any) representing shares of Stock of each of the Subsidiaries of Borrower (other than the Excluded Property), Stock of CS Wireless, and Stock of any other Person pledged thereunder, as well as Stock powers with respect to the foregoing endorsed in blank;

                iv.   the Warrants;

                 v.   the Deposit Account Security Agreement;

                vi.   the Securities Account Security Agreement;

               vii.   the Suretyship Agreement;

              viii.   the FCC Cooperation Agreement; and

                ix.   the Assignment Agreements.

              (d) Agent shall have received a certificate from the Secretary of each Covenant Party attesting to the resolutions of such
Covenant   Party's   Board  of  Directors  authorizing  its  execution,
delivery, and performance of the Loan Documents to which such Covenant Party is a party and authorizing specific officers of such Covenant Party to execute the same;

              (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

              (f)   Agent  shall  have  received copies  of  each  other
Covenant  Party's  Governing  Documents,  as   amended,   modified,  or
supplemented to the Closing Date, certified by the Secretary of the applicable Covenant Party;

              (g) Agent shall have received a certificate of status (and any "bring-down" certificate dated within 10 days of the Closing
Date) with respect to each Covenant Party, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Covenant Party, which certificates shall indicate that such Covenant Party is in good standing in such jurisdiction;

              (h) Agent shall have received certificates of status (and any "bring-down" certificates dated within 15 days of the Closing
Date) with respect to each Covenant Party, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Covenant Party is in good standing in such jurisdictions;

              (i)   Agent  shall   have   received   a   certificate  of
insurance, together with the endorsements thereto, as are  required  by
SECTION 6.10, the form and substance of which shall be satisfactory to Agent, each Original Lender, and their respective counsel;

              (j) Agent shall have received such Collateral Access Agreements from the lessor of Borrower's leased premises located in or about Albany, New York;

              (k)  [CONFIDENTIAL TREATMENT REQUESTED]


              (l) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent and each Original Lender in their sole discretion (including an opinion that the BANX Pledge and Security Agreement, the BANX Guarantee Agreement, and the BANX Guarantor Security Agreement have been terminated and are no longer in force and effect);

              (m)   Agent   shall  have  received  copies  of  the  duly
executed documents that effect  the  termination of the BANX Pledge and
Security  Agreement,  the  BANX  Guarantee   Agreement,  and  the  BANX
Guarantor Security Agreement, each in form and substance satisfactory to Agent and each Original Lender and each certified by the Secretary of Borrower to be true, correct, and copies thereof;

              (n)   Agent   shall   have   received   the   most  recent
consolidating balance sheet information in form reasonably acceptable to Agent and each Original Lender for each Covenant Party and a detailed description of such Covenant Party's liabilities;

              (o) Agent shall have received certifications to the effect that the "Change Date" (as that term is defined in the Convertible Notes) previously occurred;

              (p) The Lenders shall have completed their business and legal due diligence, the results of which are acceptable to the Lenders in their sole discretion, including a review of the Covenant Parties' other financing documents, an expert appraisal of the Covenant Parties' spectrum rights, an expert assessment of collocation and interference issues, a review of the Channel Leases and FCC Licenses to ensure that all such leases and licenses are in full force and effect, are likely to be extended or renewed as necessary or appropriate to the Covenant
Parties'  continued  operation  of  their  business,   and  permit  the
development of the Systems and the uses of broadcast spectrum as previously represented to the Lenders by Borrower;

              (q) Agent shall have received satisfactory evidence of the consummation of the Pre-Closing Restructuring Transaction;

              (r)   The Covenant Parties shall have implemented  a  cash
management   system  acceptable  to  the  Lenders  in  respect  of  the operations of the Covenant Parties in the following markets: Albany, New York; Rochester, New York; New York, New York; and Philadelphia, Pennsylvania;

              (s) Agent shall have received a copy of the Business Plan, certified by the Secretary of Borrower as being true, correct, and complete;

              (t) Agent shall have received copies of the Master Sublease Agreement, the Senior Note Indenture, the BANX Documents, and the Seller Documents, in each case, certified by the Secretary of Borrower as being true, correct, and complete;

              (u) Agent shall have received satisfactory evidence that the execution, delivery, and performance of this Agreement and the other Loan Documents are not in conflict with the BANX Documents;

              (v) Agent shall have received a Certificate of the Chief Financial Officer of Borrower certifying that all tax returns required to be filed by the Covenant Parties have been timely filed and all taxes upon any Covenant Party, or the properties, assets, income, and franchises (including real property taxes and payroll taxes) of any Covenant Party have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

              (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent, each Original Lender, and their respective counsel.

Execution and delivery to Agent by a Lender of a counterpart to this Agreement shall be deemed confirmation by such Lender that (i) the conditions precedent in this SECTION 3.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to Agent an executed counterpart to this Agreement was made by such Lender independently and without reliance on Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 3.1.

        3.2 CONDITIONS PRECEDENT TO ALL LOANS. The following shall be conditions precedent to the obligations of the Lender Group (or any member thereof) to make all Loans hereunder:


              (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

              (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

              (c) Borrower shall have executed and delivered to Agent an original, and to each Lender copies, of a written certification indicating that its intended use of the proceeds of the requested Advance, Term Loan B, or Term Loan A (as the case may be) complied with the restrictions on use of proceeds set forth in SECTION 7.17 and is not in violation of the Senior Notes Indenture;

              (d) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Agent, the Lender Group, or any of their Affiliates; and

              (e) as a condition precedent to each Term Loan B hereunder, Borrower shall have executed and delivered to Agent an original, and to each Lender copies, of a written certification to the effect that the proceeds of that Term Loans B are being used solely for the purposes, as set forth in SECTION 7.17 and in accordance with in the Business Plan.


       3.3   CONDITIONS SUBSEQUENT.   As conditions subsequent to the
initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

             (a) within 30 days following the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Agent, each Lender, and their respective counsel;

             (b)   within 90 days following the Closing Date, Agent and
each  Lender  shall  have  received   satisfactory   evidence   of  the
consummation of each of the Post-Closing Restructuring Transactions;

             (c) concurrent with the satisfaction of clause (b) above, Agent and each Lender shall have received consolidating balance sheet information in form reasonably acceptable to Agent and the Lenders, for each System Sub and License Sub and a detailed description of such Covenant Parties' liabilities;

              (d) within 30 days following the Closing Date, Agent shall have received the Concentration Account Agreements, in form and substance satisfactory to Agent, duly executed, and such document shall be in full force and effect;

              (e)   Within 15 Business Days following the Closing  Date,
(i) Agent shall have received copies, with respect to each Covenant Party (other than Borrower), of (x) such Covenant Party's Governing Document Amendments, (y) the resolutions of the board of directors of such Covenant Party authorizing the adoption and filing of such Governing Document Amendments, and (z) the resolutions of the requisite shareholders of such Covenant Party authorizing the adoption and filing of such Governing Document Amendments, in each case certified by the Secretary of the applicable Covenant Party, and (ii) Agent shall have received evidence satisfactory to it that the required independent director has been appointed to the Board of Directors of each such Covenant Party;

              (f) on or before July 30, 1997, Agent and each Lender shall have received a Certificate of the Secretary of Borrower certifying to the Lenders that Borrower has completed, on or before such date, its planned relocation of its chief executive office to Pennsylvania;

              (g) within 10 days following the Closing Date, (i) Borrower shall have established a Securities Account in Pennsylvania with a securities intermediary acceptable to the Lenders, (ii) Borrower
shall have transferred the  Investment  Property      [CONFIDENTIAL
TREATMENT  REQUESTED]                    owned by Borrower to such
Securities Account, and (iii) Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account;

              (h) [CONFIDENTIAL TREATMENT REQUESTED]


              (i) [CONFIDENTIAL TREATMENT REQUESTED]


              (j) [CONFIDENTIAL TREATMENT REQUESTED]


              (k) within 10 Business Days following the Closing Date, the Covenant Parties shall have implemented a cash management system acceptable to the Lenders in respect of the operations of the Covenant Parties in all markets other than the following markets: Albany, New York; Rochester, New York; New York, New York; and Philadelphia, Pennsylvania;

              (l) [CONFIDENTIAL TREATMENT REQUESTED]


              (m) [CONFIDENTIAL TREATMENT REQUESTED]


        3.4   TERM;    TERMINATION

              (a) This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on March 1, 1999.

              (b) The Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.


          3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations and Term Loan A Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Covenant Parties of their respective duties, Obligations and Term Loan A Obligations, or covenants hereunder or under the other Loan Documents, and Agent's continuing security interests in the Collateral for the benefit of the Lender Group shall remain in effect until all Obligations and Term Loan A Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.

          3.6   EARLY  TERMINATION  BY  BORROWER. The provisions  of
SECTION 3.4 notwithstanding, Borrower has the option, (i) at any time upon 90 days prior written notice to Agent and each Lender, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations and the Term Loan
A Obligations, in full, together with the Applicable Early Termination Premium, (ii) at any time upon 30 days prior written notice to Agent and each Lender, to prepay, in whole or in part without penalty or premium, the outstanding amount of the Additional Discount Amount, and (iii) at any time upon 30 days prior written notice to Agent and each Lender, to prepay, in whole or in part without penalty or premium, the outstanding amount of the Term Loans B and the Term Loans A. The Applicable Early Termination Premium provided for in this SECTION 3.6 shall be deemed included in the Obligations.

          3.7   TERMINATION UPON EVENT OF DEFAULT.   If the Lender Group
terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent for the ratable benefit of the Lender Group upon the effective date of such termination, the
Applicable Early Termination  Premium.   The Applicable Early Termination
Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Applicable Early Termination Premium provided for in this SECTION 3.7 shall be deemed included in the Obligations.

      4.  CREATION OF SECURITY INTEREST.

          4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). Agent's
Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower.
Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Covenant Party has any authority, express or implied, to dispose of any asset or property of any Covenant Party. Subject to
SECTION 2.4(B), the secured claims of the Lender Group secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations and Term Loan A Obligations due each member of the Lender Group.

          4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

          4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent, for the benefit of the Lender Group, or that Agent, for the benefit of the Lender Group, has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Covenant Party agrees that it shall hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by the applicable Covenant Party.

          4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, collateral assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents. At any time upon the request of Agent, Borrower shall cause each of the other Covenant Parties to (and each of the Covenant Parties hereby agrees to) execute and deliver to Agent all negative pledge agreements, acknowledgements, and all other documents that Agent reasonably may request, in form satisfactory to Agent, in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the foregoing, each Covenant Party agrees to execute and deliver any supplementary Control Agreements, security agreements, financing statements, or other documents reasonably required by Agent to create, perfect, or maintain the perfection or priority of, its Liens on the Covenant Parties' Securities Accounts and related Investment Property (subject to the remedial restrictions contained herein).

          4.5   POWER  OF  ATTORNEY.   Each  Covenant  Party
hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Covenant Party's true and lawful attorney, with power to (a) if such Covenant Party refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Covenant Party on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts,
(d) endorse any Covenant Party's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of any Covenant Party's mail to an address designated by Agent, to receive and open all mail addressed to a Covenant Party, and to retain all mail relating to the Collateral and forward all other mail to the Covenant Parties in care of Borrower,
(f) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, make, settle, and adjust all claims under the Covenant Party's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as the Covenant Parties' attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations and Term Loan A Obligations have been fully and finally repaid and performed and the Lender
Group's obligations to extend credit hereunder are terminated.

          4.6 RIGHT TO INSPECT. Subject to SECTION 2.11(D): Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral and the status of the FCC Licenses, the Channel Licenses,
the Channel Leases, and  other  Systems  Agreements.   Borrower and
each other Covenant Party shall permit Agent and each Lender (through any of their respective officers, employees, or agents), from time to time hereafter, to inspect the books and records of such other Covenant Parties and to check, test, and appraise their properties and assets in order to verify their financial condition or the amount, quality, value, condition of, or any other matter relating to, their properties or assets.

          4.7 CONTROL AGREEMENTS. The Lender Group agrees that it will not cause Agent on the Lender Group's behalf to give any Notice of Exclusive Control unless an Event of Default has occurred and is continuing. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under SECTION 7.23 and, if to another securities intermediary, unless each of Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of an Event of Default or if the Lender Group deems itself insecure, the Lender Group may elect to cause Agent to notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

          4.8   FCC AND OTHER APPROVALS.   Anything  to  the  contrary
contained herein notwithstanding, the Lender Group will not take any action pursuant to this Agreement that would constitute or proximately result in (a) any assignment of any FCC License or any other Permit or (b) transfer of control of any Covenant Party (other than Borrower) without the prior approval of the FCC or other applicable Governmental Authority solely if and to the extent such assignment or transfer of control requires under then existing applicable law such prior approval. Each Covenant Party agrees to take any action which the Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Agent and the Lenders by this Agreement and each other agreement, instrument and document delivered to the Agent and the Lenders in connection herewith or in any document evidencing or securing the Collateral, including specifically, at Borrower's sole cost and expense, the use of its best efforts to assist in obtaining approval of the FCC or any other agency or government for any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or any other agency or government the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or franchise or transfer of control necessary or appropriate under the FCC's or any agency or government's rules and regulations for approval of (a) any sale or sales of property constituting the Collateral by the Lender Group or Agent on its behalf, or
(b) any assumption by the Lender Group or Agent on its behalf of voting rights or management rights in property constituting the Collateral effected in accordance with the terms of this Agreement.


     5.    REPRESENTATIONS AND WARRANTIES.


          In order to induce the Lender Group to enter into this Agreement and make the Loans hereunder, the Covenant Parties make the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Loan made thereafter, as though made on and as of the date of the making of such Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:


          5.1 NO ENCUMBRANCES. The Covenant Parties have good and indefeasible title to their properties and assets, free and clear of Liens except for Permitted Liens.

          5.2   [INTENTIONALLY OMITTED].

          5.3   [INTENTIONALLY OMITTED].

          5.4   EQUIPMENT.    All of the equipment owned by the Covenant
Parties is used or held for use in such Covenant Party's business and is fit for such purposes.

          5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on SCHEDULE 6.12 or otherwise permitted by
SECTION 6.12.

          5.6  [INTENTIONALLY OMITTED].

          5.7 LOCATION OF CHIEF EXECUTIVE OFFICES; FEINS. The address of the chief executive office and the FEIN of each Covenant Party are set forth on SCHEDULE 5.7.

          5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.


              (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to result in a Material Adverse Change.

              (b) Each other Covenant Party is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to result in a Material Adverse Change.

              (c) Set forth on SCHEDULE 5.8, is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on SCHEDULE 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

              (d) Set forth on SCHEDULE 5.8 is a complete and accurate list of Borrower's Subsidiaries and such schedule details, with respect to each Subsidiary that is a Covenant Party: (i) the jurisdiction of such Subsidiary's incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for such Subsidiary; and
(iii) the number and the percentage of the outstanding shares of each such class owned by Borrower. All of the outstanding capital Stock of each Subsidiary that is a Covenant Party has been validly issued and is fully paid and non-assessable.

              (e) Except as set forth on SCHEDULE 5.8, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower that is a Covenant Party is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

              (f) Each Non-Material Subsidiary (i) does not own any property or assets with a book value in excess of $25,000, (ii) does not currently engage in any material business activity, and (iii) does not currently intend in the future to engage in any material business activity.

        5.9   DUE AUTHORIZATION; NO CONFLICT.

        (a)        (1)   The execution,  delivery,  and  performance  by
Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                   (2) The execution, delivery, and performance by each other Covenant Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

        (b)        (1)   The  execution,  delivery,  and  performance by
Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation (including the BANX Documents and the Senior Notes Indenture) or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (2) The execution, delivery, and performance by each other Covenant Party of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Covenant Party, the Governing Documents of such Covenant Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Covenant Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Covenant Party,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Covenant Party, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Covenant Party.

          (c) (1) Other than the taking of any action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                   (2) Other than the taking of any action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by each other Covenant Party of each of the Loan Documents to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

          (d) (1) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                   (2) The Loan Documents to which each other Covenant Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Covenant Party will be the legally valid and binding obligations of such Covenant Party, enforceable against such Covenant Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

              (e) Agent's Liens granted by Borrower to Agent, for the benefit of the Lender Group, in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.


5.10   LITIGATION.   There are no actions or proceedings pending by or
against any Covenant Party before any court or administrative agency and no Covenant Party has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Covenant Party, except for: (a) ongoing collection matters in which a Covenant Party is the plaintiff; (b) matters disclosed on SCHEDULE 5.10 or
SCHEDULE 5.18; and (c) matters that, if decided adversely to a Covenant Party, would not have a Material Adverse Change.

          5.11 NO MATERIAL ADVERSE CHANGE.. All financial statements relating to any Covenant Party that have been delivered by or on behalf of Borrower to any one or more members of the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present, in all material respects, such Covenant Party's financial condition as of the date thereof and the results of operations for the period then ended.
There has not been a Material Adverse Change with respect to any of the Covenant Parties since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date, except or the possible application of FASB 121 by the Covenant Parties' independent certified public accountants in connection with the issuance of the Covenant Parties' audited financial statements for the fiscal year ended March 31, 1997 (so long as such application is made on or before the date of such issuance and is materially consistent with the spectrum valuation report, dated May 13, 1997, prepared by Hardin & Associates in respect of the Covenant Parties).

       5.12   SOLVENCY.

              (a)   Borrower is Solvent.

              (b) At the time of the consummation of each of the Restructuring Transactions, each of the other Covenant Parties is Solvent.

              (c) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

              (d) No transfer of property is being made by any other Covenant Party and no obligation is being incurred by such Covenant
Party  in  connection  with  the   transactions  contemplated  by  this
Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Covenant Party.


       5.13   EMPLOYEE BENEFITS.   None  of Borrower, any of its
Subsidiaries, or any of their  ERISA Affiliates maintains or contributes
to any Plan, other than those listed on  SCHEDULE  5.13.   Borrower,
each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of the Covenant Parties, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement other than to make contributions and provide benefits in accordance with the terms of such Plan. None of the Covenant Parties or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.14   ENVIRONMENTAL CONDITION.  None of any Covenant
Party's properties or assets has ever been used by any Covenant
Party or, to the best of Borrower's knowledge,  by  previous owners or operators in the disposal of, or to produce, store, handle, treat,
release, or transport, any Hazardous Materials.   None  of  the
Covenant Parties' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate f or closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Covenant Party. No Covenant Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Covenant Party resulting in the releasing or disposing of Hazardous Materials into the environment.

          5.15   BROKERAGE FEES.   Except as set forth on SCHEDULE 5.15,
no brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.

          5.16   GOVERNMENTAL  APPROVALS,  ETC.  Except as set  forth  on
SCHEDULE 5.16, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any governmental or public body or authority, or by any subdivision thereof, including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any MDS, MMDS, ITFS, business radio, earth station or experimental licenses or permits issued by the FCC) (other than those orders, consents, approvals, licenses, authorizations or validations that previously have been obtained or made or that are necessary in connection with the Post-Closing Restructuring Transactions and except for filings to perfect security interests granted pursuant to this Agreement or any other Loan Document), is required to authorize or is required in connection with (a) the execution, delivery and performance of any Loan Document or the transactions contemplated therein or
(b) the legality, validity, binding effect or enforceability of any Loan Document. At the time of the making of the Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of Loans, or the performance by Borrower or any other Covenant Party of its obligations under the Loan Documents.

          5.17   PATENTS, ETC.   Borrower  and  each  of the other Covenant
Parties owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted and as proposed to be conducted. No claim is pending or threatened to the effect that Borrower or any other Covenant Party infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and there is no basis for any such claim (whether pending or threatened).
No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by Borrower or any other Covenant Party, or in which Borrower or any other Covenant Party otherwise has the right to use is invalid or unenforceable by Borrower or such other
Covenant Party, and there is not basis for any such claim (whether or not pending or threatened).

        5.18   COMPLIANCE WITH LAWS, ETC.

               (a) Each of Borrower and the other Covenant Parties and the operation and/or development of each of the Systems is in compliance with all material laws and regulations, including the Communications Act, FCC Rules, and those relating to copyright, pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which Borrower and any other Covenant Party is currently doing business.

              (b) Except as disclosed on SCHEDULE 5.18, all Channel Licenses, FCC Licenses and Related Facility Licenses are in full force and effect and there are no pending or threatened complaints, investigations, inquiries or proceedings by or before the FCC or other Governmental Authority or any actions or events that (i) could result in the revocation, cancellation, adverse modification or non-renewal of any Channel License, FCC License, or Related Facility License or the imposition of a material fine or forfeiture, (ii) materially impair Borrower's or any other Covenant Party's ability to develop or operate any of the Channels or Systems, or (iii) otherwise result in a Material Adverse Change. The Systems, Channels, Channel Licenses, FCC Licenses, and Related Facilities are currently providing and, to the knowledge of Borrower, have been providing service to the public (rather than a test signal or color bar) and are being operated and/or developed in material compliance with the respective FCC License, Channel License, Related Facility License, and other Permits and with all other Legal Requirements.

              (c) Except as set forth on SCHEDULE 5.18, all material reports and other documents required to be filed with the FCC or other Governmental Authority with respect to the Systems, Channels, Channel Licenses, FCC Licenses, Booster Licenses, System Agreements, and Channel Leases have been timely filed, including, without limitation certifications of completion of construction. Notwithstanding anything contained herein to the contrary, to the knowledge of Borrower, except as set forth on SCHEDULE 5.18, there have been no failures to make filings with the FCC or any Governmental Authority at any time that would reasonably be likely to have a material adverse effect on any of the Channels, Channel Licenses, FCC Licenses, System Agreements, or Systems, or any of the Covenant Parties, or that would reasonably be likely to result in the imposition of a material fine or forfeiture, including copyright filings, extension requests, and reports required by Sections 21.11(a), 21.911 and 21.920 of the FCC Rules.

         5.19  FCC LICENSES; CHANNEL LEASES;  SYSTEM AGREEMENTS; AND
THE SYSTEMS.

              (a) SCHEDULE 5.19(A) sets forth a description of each of the markets in which Borrower and each other Covenant Party has an operating System as of the Closing Date.

              (b) (i) SCHEDULE 5.19(B) lists all System Agreements other than FCC Licenses and Channel Leases. (ii) Except as set forth in SCHEDULE 5.19(B), (A) each System Agreement constitutes a legal, valid, and binding obligation of Borrower or the Covenant Party that is a party thereto and is in full force and effect and materially complies with all applicable Legal Requirements and has been filed with the FCC to the extent required by the FCC Rules, and no other approval, application, filing, registration, consent, or other action of any Governmental Authority is required to enable Borrower or any other Covenant Party to operate under such System Agreement to recognize the benefits thereunder, or to comply with applicable Legal Requirements;
(B) except in connection with the consummation of the Restructuring Transactions, none of the Covenant Parties has assigned its rights and interests under any System Agreement to any other Person; (C) none of the Covenant Parties is in material breach or default under any such System Agreement, which breach or default could result in the termination, impairment, or forfeiture of any rights under or any payments being made with respect to any such System Agreement, nor has an event occurred with respect to any System Agreement which (whether with or without notice, the lapse of time, or the happening or occurrence of any other event) would constitute a breach or default under such System Agreement; (D) to the knowledge of Borrower, no third party has any rights to assert any interest in any System Agreement or the rights and benefits granted to Borrower or any Covenant Party pursuant thereto; (E) there are no contractual restrictions relating to any such System Agreement that reasonably could be expected to materially adversely affect or delay the Colocation of the Channels at their respective Colocation Sites or the implementation of digital technology or Alternative Use Services; (F) there are no material provisions of any such System Agreements that are the subject of negotiation nor has any party to any such System Agreement requested the renegotiation of any material term thereof; (G) none of the System Agreements contain a put or call option with respect to the subject matter thereof; and (H) none of the System Agreements contains any restriction on the assignment of any System Agreement or the granting of a lien or the placing of an encumbrance on the transmission equipment by Borrower or any Covenant Party that is a party there to in accordance with the terms of the Loan Documents or any provisions granting the other party thereto the right to terminate the System Agreement upon a change in control of Borrower. Borrower has delivered to the Lender Group complete and accurate copies of each of the System Agreements and none of such have been amended in any respect.

              (c) SCHEDULE 5.19(C) lists all Channel Leases and the monthly payment obligations thereunder. (ii) Except as set forth in
SCHEDULE 5.19(C), (A) each Channel Lease constitutes a legal, valid, and binding obligation of Borrower or the Covenant Party that is a party thereto and is in full force and effect and materially complies with all applicable Legal Requirements and has been filed with the FCC, to the extent required by the FCC Rules, and no other approval, application, filing, registration, consent, or other action of any Governmental Authority is required to enable Borrower or any other Covenant Party to operate under such Channel Lease to recognize the benefits thereunder, or to comply with applicable Legal Requirements;
(B) except in connection with the consummation of the Restructuring Transactions, none of the Covenant Parties has assigned its rights and interests under any Channel Lease to any other Person; (C) none of the Covenant Parties is in material breach or default under any such Channel Lease, which breach or default could result in the termination, impairment, or forfeiture of any rights under or any payments being made with respect to any such Channel Lease, nor has an event occurred with respect to any Channel Lease which (whether with or without notice, the lapse of time, or the happening or occurrence of any other event) would constitute a breach or default under such Channel Lease;
(D) to the knowledge of Borrower, no third party has any rights to assert any interest in any Channel Lease or the rights and benefits granted to Borrower or any Covenant Party pursuant thereto; (E) there are no contractual restrictions relating to any such Channel Lease that reasonably could be expected to materially adversely affect or delay the Colocation of the Channels at their respective Colocation Sites or the implementation of digital technology or Alternative Use Services;
(F) there are no material provisions of any such Channel Lease that are the subject of negotiation nor has any party to any such Channel Lease requested the renegotiation of any material term thereof; (G) none of the Channel Leases contain a put or call option with respect to the subject matter thereof; and (H) none of the Channel Leases contains any restriction on the assignment of any Channel Lease or the granting of a lien or the placing of an encumbrance on the transmission equipment by Borrower or any Covenant Party that is a party there to in accordance with the terms of the Loan Documents or any provisions granting the other party thereto the right to terminate the Channel Leases upon a change in control of Borrower. Borrower has delivered to the Lender Group complete and accurate copies of each of the Channel Leases and none of such have been amended in any respect.

              (d)  SCHEDULE  5.19(D)  (I)  lists  all  FCC Licenses and
applications for FCC Licenses. (ii) As of the Closing Date, except as set forth in SCHEDULE 5.19(D) (II), (A) each of such FCC Licenses constitutes a legal, valid, and binding obligation of the Covenant Parties and is in full force and effect; (B) the Covenant Parties have not assigned their rights and interest under any of the FCC Licenses or any application for an FCC License; (C) neither any Covenant Party nor any Lessor under any Channel Lease, as the case may be, is in material breach or default under the corresponding FCC License or any application for an FCC License, which breach or default could result in the termination, impairment, or forfeiture of any rights under or any payments being made with respect to such FCC License, nor has an event occurred with respect to any of the FCC Licenses or applications for FCC Licenses which (whether with or without notice, the lapse of time, or the happening or occurrence of any other event) would constitute such a material breach or default under any of the FCC Licenses or any of the applications for FCC Licenses; (D) to the knowledge of Borrower, except with respect to the Lessors under the Channel Leases, no third party has any rights to assert any interest in any of the FCC Licenses or applications for FCC Licenses; and (E) there are no contractual restrictions relating to any of the FCC Licenses which reasonably could be expected to materially adversely affect the Colocation of the Channels that are the subject thereof at their respective Colocation Site or the implementation of an Alternative Use. Borrower has delivered to the Lender Group complete and accurate copies of each of the FCC Licenses and applications for FCC Licenses and none of them have been amended in any respect.

              (e) SCHEDULE 5.19(E) accurately lists, with respect to each of the Systems, all Channels, and accurately describes the following:

                   (i) the status of each FCC License, Channel License, and Booster License, and, for the System relative to Boston, Massachusetts, any other Related Facility License including (A) the expiration date of the license, (B) the renewal deadline and any pending construction deadline and the status of compliance therewith (including whether one or more extensions of the filing deadline have been requested or obtained), (D) the status of any pending applications (including assignment and transfer of control applications) including whether the application has been accepted for filing by the FCC and any pending deadline for filing timely petitions to deny such FCC applications, (E) whether there are any threatened or pending interference issues, petitions to deny, informal objections, competing or conflicting applications, outstanding no-objection letters, comments or waiver requests, and (F) the status of the request for a protected service area or other interference protection;

                   (ii) the status of each Colocation Application, Booster Application and Alternative Use Application and any amendments thereto, including (A) the relevant Colocation Site or other transmission site and proposed technical parameters and conditions for analog and digital operations, (B) whether the application has been accepted for filing by the FCC and cut-off from competing or conflicting applications, (C) the pending deadlines for filing timely petitions to deny, (D) whether there are any threatened or pending interference issues, petitions to deny, informal objections, competing or conflicting applications, outstanding no-objection letters, outstanding consent letters, comments or waiver requests, and (E) the status of the request for a protected service area or other interference protection; and

                   (iii) the market trials and operations that the Borrower or any of the other Covenant Parties are conducting, or intend to conduct pursuant to the Business Plan, with respect to Alternative Uses of the Channels or the Systems and identifies the relevant authorizations used, or to be used, in conjunction with such trial and operations and the conditions contained therein.

              (f) Complete and correct copies of all of the Permits, Colocation Applications and Alternative Use Applications and amendments thereto (with the FCC file date stamped thereon), Channel Licenses,
Related Facilities Licenses, FCC Licenses and materials related thereto, including pending applications filed with the FCC relating to the Systems and other Permits owned, held or possessed by Borrower and any Covenant Party have been provided to the Lender Group.

              (g) Except as set forth on SCHEDULE 5.19(G), with respect to each of the Systems, all of the assets, Permits, and System Agreements relating to each System are owned by one or more of the Covenant Parties.

              (h) Except as disclosed in SCHEDULE 5.19(H), (i) the Covenant Parties have obtained and possesses all System Agreements, patents, copyrights, certificates of confirmation, licenses, permits, trademarks, and trade names, or rights thereto, necessary to conduct its business as currently conducted by the Covenant Parties, and the Covenant Parties are not in violation of any valid rights of others with respect to any of the foregoing; (ii) no other license, permit, or franchise is necessary to the operation by Borrower or any other Covenant Party of the Systems as conducted or proposed to be conducted pursuant to the Business Plan; and (iii) the Covenant Parties have obtained and possess all licenses, leases, conduit use, equipment rental and microwave or satellite relay agreements necessary for the operation of the Systems as required by the System Agreements.


       5.20   INTERFERENCE.   Except  as  set  forth  on  SCHEDULE
5.20, neither any of the Covenant Parties nor any Licensee of a Channel has accepted or will accept any electrical interference from any source that is likely to result in material adverse electrical interference to any of the Channels in any of the Systems now operating or expected to be operated, including the BTA Authorizations or any newly licensed Channel in any BTA in which any System operates or the Covenant Parties expect to operate. Except as set forth in
SCHEDULE 5.20, neither any of the Covenant Parties nor any Channel Licensee is likely to experience interference from any source to its presently authorized facilities in an analog or digital mode or to any facilities that it proposes to construct pursuant to an application currently pending before the FCC.

          5.21 LINE OF SITE HOUSEHOLDS. SCHEDULE 5.21 lists the number of line of sight households for each of the Systems and describes any material assumptions for arriving at such determinations.

          5.22   LEASE AGREEMENTS.

                (a) SCHEDULE 5.22 accurately and completely lists and sets forth a description (including location of premises, term, and assignability) of all agreements between each Covenant Party and any Person relating to the location of towers and transmitters (the "Tower Site Leases") and office and studio space and the same constitute the only Tower Site Leases and other leases necessary in connection with the conduct of business by the Covenant Parties as currently conducted. Each Covenant Party enjoys quiet possession under all leases (including Tower Site Leases) to which it is a party as lessee, and all of such leases are valid, subsisting, and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

              (b) All of the existing towers used in the operation of the Systems are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA or FCC. To the best knowledge and good faith belief of the Covenant Parties, appropriate notification to the FAA has been filed for each tower where required by the rules and regulations of the FAA or FCC.

5.23   DISCLOSURE.   No  representation  or  warranty  of  Borrower
or the other Covenant Parties contained in this Agreement or any schedules hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

          5.24 NO OTHER INDEBTEDNESS. Neither Borrower nor any other Covenant Party is liable with respect to any Indebtedness, other than as permitted under SECTION 7.1.

     6.    AFFIRMATIVE COVENANTS,

          The Covenant Parties covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the Term Loan A Obligations, and unless the Lender Group shall otherwise consent in writing, the Covenant Parties shall do all of the following:


          6.1   ACCOUNTING SYSTEM.   Maintain a standard and modern
system of accounting that enables Borrower and each of the other Covenant Parties to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by the Lender Group.

          6.2   OPERATIONAL  REPORTING.   Deliver to Agent originals,
and to each Lender copies, of the following at the following times in form satisfactory to Agent and each Original Lender: (a) on a weekly basis, a Subscriber activity report, including in respect of all activity regarding new installations, re-installations, reconnections, disconnections (soft and hard), moves, service calls, and courtesy accounts, in each case, for each operating System and categorized by (i) program packages, (ii) premium channels, and
(iii) pay-per-view; (b) on a monthly basis and in any event not later than the 10th Business Day of each month, a report detailing all capital expenditures in excess of $100,000 per transaction or series of related transactions made or committed since the date of the last such report; (c) within 2 Business Days following any Covenant Party's first having knowledge or notice of same, written notice of any formal FCC activity concerning Channel Licenses, Channels, FCC Licenses, Booster Applications, Booster Licenses, Alternative Use Applications, or Alternative Use Permits, including activity relating to Colocation Applications; (d) on a monthly basis, a report in respect of "additional outlet take rate" and associated expenses; (e) on a quarterly basis, a report detailing the Covenant Parties' compliance or non-compliance, as the case may be, with SECTION 7.20(A); (f) within 2 Business Days following any Covenant Party's first having knowledge or notice of such event, written notice of the grant, denial, forfeiture, or amendment by the FCC of any Channel License or the imposition of any fine with respect thereto or the filing by any third Person of any petition to deny, an application to amend, or similar filing with respect to any Channel License, Channel, FCC License, Booster Application, Booster License, Alternative Use Application, Alternative Use Permit, or Colocation Application or any material violations of the Communications Act or FCC Rules by any Covenant Party or any Licensee of a Channel; (k) within 2 Business Days following any Covenant Party's first having knowledge or notice of such event, written notice of any breach or default by any Covenant Party under any Systems Agreement; and (l) on a monthly basis and in any event not later than the 10th Business Day of each month, a reconciliation against the Business Plan of the usage of proceeds of Loans and other cash or cash equivalents of the Covenant Parties during the previous month, by each of the categories set forth in the Business Plan.

          6.3   FINANCIAL  STATEMENTS,  REPORTS,  CERTIFICATES.
Deliver to Agent an original, and to each Lender a  copy,  of:
(a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's and the other Covenant Parties operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to the Lenders and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis (based on business segment)
 so as to present Borrower and each such business segment separately, and on a consolidated basis.

              Together with the above, Borrower also shall deliver to Agent and each Lender copies of Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the SEC as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by the Lender Group or any member thereof relating to the financial condition of Borrower or any of the other Covenant Parties.

              Each month, together with the financial statements provided pursuant to SECTION 6.3(A), Borrower shall deliver to Agent an original, and to each Lender a copy, of a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower and the other Covenant Parties, (ii) the representations and warranties of the Covenant Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20, and (iv) on the date of delivery of such certificate to the Lender Group, there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the relevant Covenant Party has taken, is taking, or proposes to take with respect thereto).

              Borrower (and if required the other Covenant Parties) shall issue written instructions to its independent certified public accountants authorizing them to communicate with the Lender Group or any member thereof and to release to the Lender Group or any such members whatever financial information concerning the Covenant Parties that the Lender Group may request; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing, the Lender Group and each member thereof shall attempt to obtain such financial information directly from the Covenant Parties prior to communicating directly with such accountants. Each Covenant Party hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to the Agent and directly to each Lender, at Borrower's expense, copies of the Covenant Party's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to the Lender Group or any member thereof any information they may have regarding the Covenant Parties' business affairs and financial conditions.


          6.4   TAX RETURNS.   Deliver to Agent and directly to each
Lender copies of each of the Covenant Party's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

          6.5   REPORTING OF SUITS, PROCEEDINGS, INVESTIGATIONS OR
ARBITRATIONS, ETC..   Provide to Agent an original, and directly to
each Lender copies, of the following reports at the following times in form satisfactory to the Lender Group:

             (a) (i) Promptly upon Borrower or any other Covenant Party obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation, or arbitration against or affecting any Covenant Party or any property of any Covenant Party not previously disclosed to the Lender Group, which action, suit, proceeding, governmental investigation, or arbitration
(A) seeks (or in the case of multiple actions, suits, proceedings, governmental investigations, or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Borrower or any other Covenant Party aggregating $100,000 or more (exclusive of claims covered by insurance policies unless the insurers of such claims have disclaimed coverage on such claims) or (B) pertains to any System Agreement, Borrower shall give notice thereof to Agent, with copies directly to each Lender, and provide such other information as may be reasonably available (exclusive of privileged documents) to enable the Lender Group to evaluate such matters; (ii) as soon as practicable, and in any event within 45 days after the end of each fiscal quarter, Borrower shall provide a quarterly report to Agent, with copies directly to each Lender, covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation, or arbitration (not previously reported) against or affecting Borrower or any other Covenant Party or any property of Borrower or any other Covenant Party not previously disclosed to the Lender Group, which action, suit, proceeding, governmental investigation, or arbitration
(A) seeks (or in the case of multiple actions, suits, proceedings, governmental investigations, or arbitrations arising out of the same general allegations or circumstances which seek) recover from Borrower or any other Covenant Party aggregating $500,000 or more (exclusive of claims covered by insurance policies unless the insurers of such claims have disclaimed coverage on such claims), or (B) pertains to any System Agreement, and shall provide such other information at such time as may be reasonably available (exclusive of privileged documents) to enable the Lender Group to evaluate such matters; (iii) in addition to the requirements set forth in clauses (i) and (ii) of this SECTION 6.5(A), Borrower, upon request, promptly shall give notice of the status of any action, suit, proceeding, governmental investigation, or arbitration covered by a report delivered to the Lender Group pursuant to clause
(i) or (ii) above and provide such other information as reasonably may be available to it (exclusive of privileged documents) to enable the Lender Group to evaluate such matters; and (iv) promptly upon Borrower or any other Covenant Party obtaining knowledge of any dispute in respect of or the institution of, or written threat of, any action, suit, proceeding, governmental investigation, or arbitration in respect of any material contract of Borrower or any other Covenant Party or any license or lease necessary for, used or to be used in the operation of any System, Borrower shall give notice thereof to Agent, with copies directly to each Lender, and shall provide such other information as may be reasonably available (exclusive of privileged documents) to enable the Lender Group to evaluate such matters.

             (b) As soon as reasonably possible, and in any event, within 15 days after the end of each month, a statement signed by an Authorized Officer of Borrower setting forth in reasonable detail as to each System (i) the number of Subscribers as at the end of such month,
(ii) the fees paid by Subscribers during such month, and (iii) the number of Subscribers terminating service during such month.

          6.6   [INTENTIONALLY OMITTED.

          6.7   [INTENTIONALLY OMITTED].

          6.8 TITLE TO EQUIPMENT. Upon Agent's request, immediately deliver to Agent, properly endorsed, any and all certificates of title for any item of Equipment.

          6.9   MAINTENANCE OF EQUIPMENT.   Maintain the Covenant Parties'
respective equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained
and preserved.   Other  than  (a)  those items  of  equipment that
constitute fixtures on the Closing Date and (ii) those items of equipment of any Covenant Party other than Borrower that unavoidably become fixtures under applicable local law in connection with such Covenant Party's ordinary market development activities, no Covenant Party shall permit any item of equipment to become a fixture to real estate or an accession to other property, and such equipment shall at all times remain personal property.

          6.10 TAXES. (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Covenant Party or any of its properties or assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest.


              (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to the Lender Group, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

              (c) Make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish the
Lender  Group  with  proof   satisfactory  to  Agent  and  each  Lender
indicating that the applicable Covenant Party has made such payments or deposits.

          6.11   INSURANCE.

              (a)   At  its  expense,   keep   the   Covenant   Parties'
properties and assets insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar
businesses.   All  of the Covenant Parties also shall maintain business
interruption, public liability, product liability, and property damage insurance relating to their use of their properties and assets, as well
as   insurance   against   larceny,    embezzlement,    and    criminal
misappropriation.

              (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably
satisfactory to Agent.   All insurance required herein shall be written
by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as the loss payee thereof, as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this SECTION 6.11 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Covenant Party which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

              (c) No Covenant Party shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.11, unless Agent is included thereon as named insured with the loss payable to Agent, as its interests may appear, under a standard 438BFU (NS) Mortgagee
endorsement, or its local equivalent.   Each Covenant Party agrees that
it immediately shall notify Agent and each Original Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.


          6.12 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          6.13 LOCATION OF INVENTORY AND EQUIPMENT. Keep their inventory and equipment (other than equipment installed at subscribers' homes in the ordinary course of the Covenant Parties' business) only at the locations identified on SCHEDULE 6.13; PROVIDED, HOWEVER, that Borrower may amend SCHEDULE 6.13 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the inventory or equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue perfected Agent's Liens.

          6.14   COMPLIANCE WITH LAWS.   Comply,  and  use  best  efforts
to cause the licensees of the Channels to comply, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Communications Act, the FCC Rules, the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to result in a Material Adverse Change.

         6.15   EMPLOYEE BENEFITS.


              (a) Cause to be delivered to Agent and directly to each Lender, (i) promptly, and in any event within 10 Business Days after Borrower or any of the other Covenant Parties knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such other Covenant Party, or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC; (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of the other Covenant Parties or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of the other Covenant Parties or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice. Borrower or such other Covenant Party, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor.

             (b) Cause to be delivered to Agent and directly to each Lender, upon the reasonable request of Agent or any Lender, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Covenant Parties; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Covenant Parties under any Retiree Health Plan.


          6.16 LEASES AND SYSTEM AGREEMENTS. Pay when due all rents and other amounts payable under any leases and Systems Agreements to which a Covenant Party is a party or by which a Covenant
Party's  properties  and assets are bound, unless such payments are the
subject of a Permitted Protest.   To  the  extent  that  any Covenant
Party fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Maximum Revolving Amount.

          6.17   BROKER COMMISSIONS.   Pay  any and all brokerage commission
or finders fees incurred by in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement.

          6.18 NON-MATERIAL SUBSIDIARY. In connection with any Subsidiary that is not already a Covenant Party, whether such Subsidiary is identified on Schedule N-1 as a Non-Material Subsidiary or otherwise, that has property or assets with an aggregate book value in excess of $25,000 or that currently engages, or currently intends to engage in the future, in any material business activity, (a) cause such Subsidiary to become an Obligor and to execute and deliver joinders to such Loan Documents as Agent may require, and (b) execute and deliver such supplements to the Stock Pledge Agreement, and pledge and deliver such stock certificates and executed blank stock powers, in respect of such Subsidiary, as Agent may require. Upon the completion of the actions described in the foregoing clauses (a) and (b), any such Subsidiary shall be a Covenant Party and an Obligor and not a Non-Material Subsidiary.

          6.19 DISCONNECT POLICY. Implement and maintain a "disconnect policy" for active, non-paying Subscribers not to exceed 59 days.

          6.20 SELLER-RESTRICTED SUBSIDIARIES. With respect to each Seller-Restricted Subsidiary, promptly (a) cause such Seller-Restricted Subsidiary to become an Obligor and to execute and deliver joinders to such Loan Documents as Agent may require, and (b) execute and deliver such supplements to the Stock Pledge Agreement, and pledge and deliver such stock certificates and executed blank stock powers, in respect of such Subsidiary, as Agent may require, in each case upon the earliest to occur of
(i) the payment in full of Indebtedness of Borrower under the applicable Seller Documents, (ii) the release of the Lien on the capital Stock of such Seller-Restricted Subsidiary for the benefit of the holders of such Subsidiary, and (iii) the termination of such Seller Documents. Upon the completion of the actions described in the foregoing clauses (a) and
(b), any such Seller-Restricted Subsidiary shall be an Obligor and not a Bott-Restricted Subsidiary, Mester-Restricted Subsidiary, or PCTV-Restricted Subsidiary, as the case may be.

          6.21 STOCK PLEDGE. With respect to any Covenant Party the capital Stock of which has been pledged to the Lender Group pursuant to the Stock Pledge Agreement or any supplement thereto: (a) hereby acknowledges, and irrevocably agrees to be bound by, the provisions of the Stock Pledge Agreement (including Sections 6, 7, and 8 thereof); and (b) hereby acknowledges, and irrevocably agrees to be bound by, any action taken by the Lender Group pursuant to the proxies or powers of attorney granted to the Lender Group under the Stock Pledge Agreement; in each case, whether the shares of such capital Stock have been registered in the name of the Lender Group, or otherwise.

          6.22    [CONFIDENTIAL TREATMENT REQUESTED]


     7.   NEGATIVE COVENANTS.

           The Covenant Parties covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the Term Loan A Obligations, the Covenant Parties will not do any of the following without the Lender Group's prior written consent:

           7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:


              (a) Indebtedness evidenced by this Agreement and the Notes;

              (b)   Indebtedness  of  Borrower evidenced by  the  Senior
Notes;

              [CONFIDENTIAL TREATMENT REQUESTED]

              (d)   Permitted Covenant Party Indebtedness;

              (e)   (i)   Indebtedness  of  the  Covenant Parties (other
than Borrower) that is secured by Permitted Liens and was incurred on or prior to the Closing Date, and (ii) Indebtedness of Borrower that is secured by Permitted Liens;

              (f) Indebtedness of Borrower arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness shall be extinguished within 2 Business Days of its incurrence;

              (g) current liabilities of the Covenant Parties (other than Borrower) solely in connection with purchases of goods and services in the ordinary course of business and in any event not in excess of the budgeted amounts set forth on SCHEDULE 7.1(G) on a per market basis and in the aggregate;

              (h)   current   liabilities   of   Borrower   incurred  in
connection with purchases of goods and services in the ordinary course of business;

              (i) Other Indebtedness of Borrower extant as of the Closing Date and as set forth on SCHEDULE 7.1(I);

              (j)   refinancings,    renewals,    or    extensions    of
Indebtedness permitted under this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (1) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower or of the Term Loan A Obligations by the Covenant Parties other than Borrower, (2) [CONFIDENTIAL TREATMENT REQUESTED]
 the  net cash proceeds of such refinancings, renewals, or
extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (3) [CONFIDENTIAL TREATMENT REQUESTED] such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (4) (y) if the Indebtedness that is refinanced was subordinated in right of payment to the Obligations (whether contractually or structurally), then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced
Indebtedness, or (z) if the Indebtedness that is refinanced was subordinated in right of payment to the Term Loan A Obligations (whether contractually or structurally), then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness; and

              (k) the obligation of Borrower or Commonwealth Choice with respect to the [CONFIDENTIAL TREATMENT REQUESTED]
"Permitted  BANX  Lease Acquisition".

          7.2   LIENS.   Create,  incur,  assume,  or  permit to exist,
directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under SECTION 7.1(J) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES." (a) Except for the Restructuring Transactions and Permitted Dispositions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets; PROVIDED, HOWEVER, that any Subsidiary of Borrower may be merged with Borrower so long as Borrower is the surviving entity in such merger.

              (b) Cause, suffer, or permit any Non-Material Subsidiary to have any property or assets with an aggregate book value in excess of $25,000 or to engage in any material business activity unless it complies with SECTION 6.18.


         7.4 DISPOSAL OF ASSETS. Except for Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of its properties or assets.

         7.5 CHANGE NAME. Change any its name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of a Covenant Party which is subject to a Lockbox Agreement or which are transmitted or turned over to Agent.

          7.7   NATURE OF BUSINESS.   Make any change in the principal
nature of Borrower's and the other Covenant Party's business. The Lender Group and Borrower hereby acknowledge that: (a) from and after the Closing Date until the date that SECTION 3.3(E) is satisfied, compliance with this Section 7.7 shall be determined with reference to the Business Plan without giving effect to the amendment or update in respect of the Business Plan referred to in SECTION 3.3(E); and (b) thereafter, compliance with this Section 7.7 shall be determined with reference to the Business Plan after giving effect to such amendment or update.

          7.8   PREPAYMENTS AND AMENDMENTS.

             (a)   Except in connection with a refinancing permitted by
SECTION 7.1(J), and other than as permitted hereunder, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations and the Term Loan A Obligations in accordance with this Agreement,

             (b)   Except in connection with a refinancing permitted by
SECTION 7.1(J) and other than as permitted hereunder, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under
SECTION 7.1, and

             (c) forgive, cancel, or otherwise extinguish, in whole or in part, the Permitted Covenant Party Indebtedness.

[CONFIDENTIAL TREATMENT REQUESTED]



          7.9 CHANGE OF CONTROL." Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10   PREFERRED  STOCK.   Issue or sell  any  Preferred  Stock,
other than Permitted Preferred Stock; PROVIDED, HOWEVER, that Borrower shall be entitled to issue Prohibited Preferred Stock if it could have incurred Indebtedness in an amount equal to the amount of such Prohibited Preferred Stock and so long as, thereafter, such Prohibited Preferred Stock is treated, for all purposes hereunder, as if it were Indebtedness of Borrower.

         7.11   DISTRIBUTIONS.   Make  any  distribution  or  declare or
pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire the capital Stock of any Covenant Party, of any class, whether now or hereafter outstanding, except any Covenant Party (other than Borrower) may declare and pay dividends or make other distributions, in cash or property consisting of non-operating assets, to Borrower.

         7.12 ACCOUNTING METHODS." Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Covenant Party's accounting records without said accounting firm or service bureau agreeing to provide the Lender Group information regarding such Covenant Party's financial condition. Each Covenant Party hereby waives the right to assert a confidential relationship, if any, with any accounting firm or service bureau in connection with any information requested by the Lender Group pursuant to or in accordance with this Agreement, or any other Loan Document, and agrees that the Lender Group may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person,
(b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

          7.14 TRANSACTIONS WITH AFFILIATES OR ASSOCIATES. Except as set forth on SCHEDULE 7.14, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Covenant Parties or any Associate of any officer or director of any of the Covenant Parties, except for transactions that are (a) except with respect to Permitted TelQuest Transactions, in the ordinary course of such Covenant Party's business,
(b) upon fair and reasonable terms, (c) fully disclosed to the  Lender
Group, AND (d) no less favorable to the Covenant Parties, or any of them, than would be obtained in an arm's length transaction with a
non-Affiliate.   [CONFIDENTIAL TREATMENT REQUESTED]


          7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

          7.16 AMENDMENTS TO DOCUMENTS. After the Closing Date, enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, any of the BANX Documents, the Senior Notes Indenture or the Senior Notes, the Master Sublease Agreement, or the Seller Documents, without having obtained the prior written consent of the Lenders, except for any amendment, modification, waiver, or consent the
effect  of  which  would  be  to: (a)   extend  the  maturity  of  any
payment obligation due thereunder; (b) make any covenant or default contained therein less stringent; (c) decrease the interest rate or the default interest rate, or both, or the dividend rate, as applicable,
(d) amend or modify any other terms thereof so long as the amendments or modifications referenced in this clause (d) are not in the aggregate more expensive, more burdensome, or otherwise materially adverse to Borrower or the Lender Group as compared to the BANX Documents as in effect on the Closing Date.

          7.17   USE OF PROCEEDS.   (a) Use the proceeds of the Advances
(including Agent Advances and Foothill Loans) made hereunder for any purpose other than (i) to pay the transactional fees, costs, and expenses incurred in connection with this Agreement, and (ii) thereafter, the purposes set forth in the Business Plan and consistent with the terms and conditions hereof.

              (b) Use the proceeds of any Term Loan A made hereunder for any purpose other than (i) to pay the transactional fees, costs, and expenses incurred in connection with this Agreement, and (ii) thereafter, the purposes set forth in the Business Plan and consistent with the terms and conditions hereof.

               (c) Use the proceeds of any Term Loan B made hereunder for any purpose other than, consistent with the terms and conditions hereof, for the build-out of the Covenant Parties' Wireless Cable Business (including the purchase and installation of wireless cable equipment in accordance with the Business Plan). Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, (i) in no event shall the aggregate amount of the Term Loans B exceed, at the time of incurrence, the product of (y)(1) $650, if such Indebtedness is incurred prior to January 1, 1998, or (2) $600, if such Indebtedness is incurred thereafter, multiplied by (z) the number of Qualifying Customers, and (ii) no such Indebtedness shall be directly or indirectly used to fund any acquisition of any Person or entity or substantially all of the assets of any such Person or entity or any division or line of business of any such Person or entity.

              (d) Anything contained in this Agreement or any other Loan Agreement to the contrary notwithstanding, in no event shall: (i) more than 50% of the proceeds of the aggregate amount of Advances (including Agent Advances), Term Loans B, and Term Loans A outstanding be used for any purpose other than capital expenditures and the acquisition of System Agreements, in each case as set forth in the Business Plan and consistent with the terms and conditions hereof; and
(ii) the proceeds of any Loan be used in violation of the applicable terms and conditions of the Senior Notes Indenture.

              [CONFIDENTIAL TREATMENT REQUESTED]

          7.18   CHANGE  IN  LOCATION OF CHIEF EXECUTIVE OFFICE;
INVENTORY AND EQUIPMENT WITH BAILEES.   Relocate  its  chief executive
office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue
perfected Agent's  Liens.   The inventory and equipment of the Covenant
Parties shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

      7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. NO PROHIBITED TRANSACTIONS UNDER ERISA. NO PROHIBITED TRANSACTIONS UNDER ERISA". Directly or indirectly:

             (a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

             (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

             (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

             (d) terminate any Benefit Plan where such event would result in any liability of any Covenant Party or any ERISA Affiliate under Title IV of ERISA;

             (e) fail to make any required contribution or payment to any Multiemployer Plan;

             (f) fail to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

             (g) amend a Plan resulting in an increase in current liability for the plan year such that a Covenant Party or any ERISA
Affiliate  is   required   to  provide  security  to  such  Plan  under
Section 401(a)(29) of the IRC; or

             (h) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of the Covenant Parties or any ERISA Affiliate in excess of $100,000.

          7.20   FINANCIAL  COVENANTS.

             (a) OUTSTANDING LOANS. Cause, suffer, or permit the aggregate amount of Advances (including Agent Advances), Term Loans B (excluding, however, any interest in respect of the Term Loans B compounded by adding the amount thereof to the balance of the Term Loans B under SECTION 2.6(D)(II)), and Term Loans A (excluding, however, any interest in respect of the Term Loans A compounded by adding the amount thereof to the balance of the Term Loans A under
SECTION 2.6(D)(IV)) outstanding at the end of each month to exceed 120% of the projected amount of outstanding Loans (reflected as negative cash balances) for such month set forth in the Business Plan.

             (b) NET WORTH. Fail to maintain a consolidated net worth of Borrower and its Subsidiaries determined in accordance with GAAP and measured on a fiscal quarter-end basis, of not less than the result of (i) the consolidated net worth as of the end of the fiscal year then ended, minus (ii) $80,000,000.


          7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year inexcess of $24,000,000.

          7.22 MINIMUM SUBSCRIBERS. Cause, suffer, or permit the number of Subscribers to which the System in respect of Boston, Massachusetts provides Wireless Cable Service to fall below the number of Subscribers set forth below for the corresponding System for the periods corresponding thereto, measured on fiscal quarter end basis:

                       Boston System
               PERIOD             NUMBER OF SUBSCRIBERS
              12/31/97                        920
               3/31/98                      1,640
               6/30/98                      2,360
               9/30/98                      3,080
              12/31/98                      3,800





          7.23 SECURITIES ACCOUNTS. Borrower agrees that it will not transfer assets out of any Securities Accounts; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may (a) use such assets to the extent permitted by this Agreement, or (b) subject to the limits set forth in SECTION 7.1(G), make loans to any one or more other Covenant Parties for the sole purpose of permitting such other Covenant Parties to make payment of accounts payable of such other Covenant Parties in the ordinary course of business and then due and owing, if and so long as such other Covenant Parties promptly use, and the Covenant Parties (other than Borrower) hereby agree to use promptly, the proceeds of such loans solely to satisfy such obligations.

          7.24 NO PERMIT LOSS. Borrowers shall not through direct or indirect action, or failure to take an action, cause any of the Channels, Channel Licenses or FCC Licenses to be forfeited, revoked, rescinded, materially impaired or not-renewed.

     8.  EVENTS OF DEFAULT..

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); or (b) if any Covenant Party fails to pay when due and payable or when declared due and payable, any portion of the Term Loan A Obligations (whether of principal, interest, fees and charges due the Lender Group, reimbursement of the allocable portion of Lender Group Expenses, or other amounts constituting Term Loan A Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Group Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 2 Business Days of incurring such Overadvance, Borrower on behalf of the Covenant Parties repays, or otherwise eliminates, such Overadvance;

         8.2 (a) If any Covenant Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 6.2 (Operational Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.13 (Location
of  Inventory  and  Equipment),  6.14  (Compliance   with  Laws),  6.15
(Employee Benefits), or 6.16 (Leases) of this Agreement and such failure continues for a period of 5 or more Business Days; (b) If any Covenant Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 6.1 (Accounting System) or 6.9 (Maintenance of Equipment) of this Agreement and such failure continues for a period of 15 or more Business Days; or
(c) if any Covenant Party (other than Borrower) incurs Indebtedness in excess of the amount set forth in SCHEDULE 7.1(G) applicable to such Covenant Party and permitted under SECTION 7.1(G) and such Indebtedness is not extinguished within 3 Business Days after the Lenders receive the financial statements required under SECTION 6.3(A), so long as, at the time such obligation is incurred, such Covenant Party had no knowledge, and reasonably should not have had such knowledge, that such Indebtedness was in excess of such amount; or (d) If any Covenant Party fails or neglects to perform, keep, or observe any other term,
provision,   condition,   covenant,  or  agreement  contained  in  this
Agreement, in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents), or in any other present or future agreement between any Covenant Party and the Lender Group (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other agreement); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this SECTION 8, in which event such other provision of this SECTION 8 shall govern); PROVIDED that, during any period of time that any such failure or neglect of any Covenant Party referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, the Lender Group shall not be required during such period to make Loans;

          8.3   If there is a Material Adverse Change;

         8.4   If   any   material   portion  of  any  Covenant  Party's
properties or assets is: (a) attached, seized, subjected to a writ or distress warrant, or is levied upon; or (b) comes into the possession of any third Person, other than as part of a Permitted Disposition;

         8.5   If an Insolvency Proceeding is commenced by  any Covenant
Party;

         8.6   If  an  Insolvency  Proceeding  is commenced against  any
Covenant  Party  and  any  of  the following events  occur:   (a)  such
Covenant Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, Agent, Foothill, and any other members of the Lender Group shall be relieved of any obligation to make additional credit available hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Covenant Party; or (e) an order for relief shall have been issued or entered therein;

         8.7 If any Covenant Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of the Covenant Parties by the United States, or if any taxes or debts owing at any time to the United States becomes a Lien, whether choate or otherwise, upon any of the properties or assets of any one or more of the Covenant Parties and the same is not paid on the payment date thereof; or

              (b) If (i) a notice of Lien, levy, or assessment for more than $500,000 is filed of record with respect to any of the Covenant Parties by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing for an amount in excess of $500,000 at any time to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of properties or assets of any one or more of the Covenant Parties, (ii) in any such case, such taxes or debts are not the subject of a Permitted Protest, and (iii) the Lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited; PROVIDED, HOWEVER, that the Lender Group shall be entitled to create a reserve against the Maximum Revolving Amount in an amount sufficient to discharge such Lien, levy, or assessment and any and all penalties or interest payable in connection therewith.

         8.9   If  a  judgment  or  other  claim   becomes  a  Lien  or
encumbrance   upon  any  material  portion  of  any  Covenant   Party's
properties or assets;

         8.10 (a) If there is a default in any BANX Document, the Senior Notes Indenture, or any Senior Note, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the third Person party thereto or beneficiary thereof, irrespective of whether exercised, to accelerate the maturity of the applicable Covenant Party's obligations thereunder; or

              (b) If there is a default in any System Agreement, and such default (i) occurs at the final maturity of the obligations thereunder, (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Covenant Party's obligations thereunder, or (iii) results in the termination by the applicable other party of such System Agreement; or

             (c) If there is a default in any other agreement involving Indebtedness of not less than $500,000 to which a Covenant Party is a party with one or more third Persons, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the third Person party thereto or beneficiary thereof, irrespective of whether exercised, to accelerate the maturity of the applicable Covenant Party's obligations thereunder;

         8.11 If any Covenant Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations or the Term Loan A Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Covenant Party or any officer, employee, agent, or director of any Covenant Party or if any such warranty or representation is withdrawn;

          8.13 If the obligation of any Covenant Party under any Loan Document is limited or terminated by operation of law or by the Covenant Party thereunder;

          8.14 (a) If Milestone A is not achieved on or before a date agreed to by Borrower and the Lenders; or

                 (b) If Milestone B is not achieved on or before a date agreed to by Borrower and the Lenders; or

          8.15 If any Covenant Party fails to keep in full force and effect, suffers the termination or revocation of, terminates, forfeits, or suffers a materially adverse amendment to any System Agreement at any one time held by any Covenant Party that is necessary to the operation of any System of any Covenant Party.

    9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

          9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders for the Lender Group (at its election but without notice of its election and without demand) may, except to the extent expressly required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders for the Lender Group, shall do the same on behalf of the Lender Group), all of which hereby are authorized by Borrower and each of the other Covenant Parties:


              (a) Declare all Obligations and Term Loan A Obligations immediately due and payable;

              (b) Cease extending credit to or for the benefit of Borrower;

              (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations or the Term Loan A Obligations;

              (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

              (e)   [Intentionally Omitted];

              (f) Without notice to or demand upon any Covenant Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests for the benefit of the
Lender  Group  in the Collateral.   Borrower  agrees  to  assemble  the
Collateral if Agent  so  requires, and to make the Collateral available
to Agent as Agent may designate.   Each  of the Covenant Parties hereby
authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any owned or leased premises of any of the Covenant Parties, each of the Covenant Parties hereby grants to Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

              (g) Without notice to Borrower or the Covenant Parties (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations or the Term Loan A Obligations any and all (i) balances and deposits of Borrower or the Covenant Parties held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower or any other Covenant Party held by the Lender Group;

              (h) Hold, as cash collateral, any and all balances and deposits of Borrower or any other Covenant Party held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations and the Term Loan A Obligations;

              (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner
provided  for  herein)  the  Collateral.   Each of the Covenant Parties
hereby grants to Agent a license or other right to use, without charge, the Covenant Party's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

              (j) Subject to SECTION 4.8, sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of the Covenant Party's premises) as Agent
determines is commercially reasonable.   It  is  not necessary that the
Collateral be present at any such sale;

              (k) Subject to SECTION 4.8, Agent shall give notice of the disposition of the Collateral as follows:

                   (1) to Borrower, to each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                   (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in SECTION 12 and at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                   (3) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

              (l) Subject to SECTION 4.8, the Lender Group may credit bid and purchase at any public sale; and

              (m) Subject to SECTION 4.8, the Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

              (n) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other
agreements  shall  be  cumulative.   The Lender Group shall have all
other rights and remedies not inconsistent herewith as provided under
the Code, by law, or in equity.   No exercise by the Lender Group of
one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     10.    TAXES AND EXPENSES.

          If any Covenant Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or any other Loan Document, then, to the extent that Agent determines that such failure by that Covenant Party could result in a Material Adverse Change, in its discretion and without prior notice to any Covenant Party, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

    11.   WAIVERS; INDEMNIFICATION.

          11.1 DEMAND; PROTEST; ETC.. Each of the Obligors waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group or any one or more members thereof on which any Obligor may in any way be liable.

          11.2. THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that so long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for:
(a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c)  any diminution in the value  thereof;  or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other
Person.   All  risk  of loss, damage, or destruction of the Collateral shall be borne by Borrower.

          11.3 INDEMNIFICATION. The Obligors shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless
(to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in  any  manner related thereto (all the foregoing,  collectively,  the
"Indemnified  Liabilities").   The Obligors shall have no obligation to
any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful
misconduct of such Indemnified  Person.   This  provision  shall survive
the termination of this Agreement and the repayment of the other Obligations and the Term Loan A Obligations.

     12.    NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

          IF TO ANY
          COVENANT PARTY:    C/O CAI WIRELESS SYSTEMS, INC.
                             18 Corporate Woods Boulevard
                             3rd Floor
                             Albany, New York 12211
                             Attn: Mr. James Ashman
                             Fax No. 518.462.3045

          WITH COPIES TO:    DAY, BERRY & HOWARD
                             1 Canterbury Green
                             Stamford, Connecticut 06901
                             Attn:  Sabino Rodriguez, III, Esq.
                             Fax No. 203.977.7301

          IF TO AGENT OR
          FOOTHILL:          FOOTHILL CAPITAL CORPORATION
                             11111 Santa Monica Boulevard
                             Suite 1500
                             Los Angeles, California 90025-3333
                             Attn:  Business Finance Division Manager
                             Fax No. 310.478.9788

          WITH COPIES TO:    BROBECK, PHLEGER & HARRISON LLP
                             550 South Hope Street
                             Los Angeles, California 90071
                             Attn:  John Francis Hilson, Esq.
                             Fax No. 213.745.3345

          IF TO CANPARTNERS
          OR ANY OTHER
          CANYON LENDER:     C/O CANPARTNERS INVESTMENTS IV, LLC
                             9665 Wilshire Boulevard, Suite 200
                             Beverly Hills, California  90212
                             Attn:   Mr.  Scott  Imbach  and Ms. Monica
Young
                             Fax No. 310.247.2701

          WITH COPIES TO:    SIDLEY & AUSTIN
                             555 West Fifth Street, Suite 4000
                             Los Angeles, CA  90013-1010
                             Attn:  Gary J. Cohen, Esq.
                             Fax No. 213.896.6600

          AND TO:            SIDLEY & AUSTIN
                             875 Third Avenue
                             New York, NY 10022
                             Attn:  Barbara Vrancik, Esq.
                             Fax No. 212.906.2021


          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent on behalf of the Lender Group in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower, for itself and on behalf of each of the other Covenant Parties, acknowledges and agrees that notices sent by Agent on behalf of the Lender Group in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

          Anything in this Agreement or any other Loan Document to the contrary notwithstanding (but without affecting the requirement in this SECTION 12 to provide to counsel for the Canyon Lenders any copies of notices), any notice to be given under this Agreement or any other Loan Document to any Canyon Lender need only be given to Canpartners on behalf of such Canyon Lender and any notice to be given under this Agreement or any other Loan Document that is received by Canpartners shall be deemed received by all Canyon Lenders.


    13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE COVENANT PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

        EACH OF THE COVENANT PARTIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE COVENANT PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


     14.   DESTRUCTION OF DOCUMENTS.

           All documents, schedules, invoices, agings, or other papers delivered by or on behalf of the Covenant Parties to any one or more members of the Lender Group may be destroyed or otherwise disposed of by any such member of the Lender Group 4 months after they are delivered to or received by such member of the Lender Group, unless the applicable Covenant Party requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.


     15.    ASSIGNMENTS  AND  PARTICIPATIONS;  SUCCESSORS.

           15.1  ASSIGNMENTS AND PARTICIPATIONS..


               (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any part, of the Obligations, the Term Loan A Obligations, the Total Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, and, in the case of any Assignee other than an Affiliate of such Lender, such assignment and delegation shall be in a minimum amount of the lesser of
(i) $5,000,000 or (ii) all, but not less than all, of the remaining portion then held by such Lender of the Obligations, the Term Loan A Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (y) such Lender and its Assignee shall have delivered to Agent an Assignment and Assumption Agreement ("Assignment and Assumption") in form and substance acceptable to Agent, with a copy thereof (for notice purposes only) to Borrower; and
(z) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500; PROVIDED FURTHER that applicable new Notes will be issued, against delivery of the Notes being replaced thereby, to such Assignee and, if the assigning Lender assigns to such Assignee less than all of the assigning Lender's right, title, and interest in and to the Obligations and the Term Loan A Obligations, to the assigning Lender to the extent needed to reflect their respective Pro Rata Portions (Advances) of the Maximum Revolving Amount, Pro Rata Portions (Term Loans B) of the Term Loans B, Pro Rata Portions (Term Loans A) of the Term Loans A, and Pro Rata Portions (Total) of the Additional Discount Amount. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

              (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Assumption and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement and the other Loan Documents (and in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

              (c) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Assumption, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

              (e)  Any  Lender  may  at  any  time  sell to one or more
commercial banks, financial institutions, funds, or other Persons not Affiliates of Borrower (a "Participant") participating interests in the Obligations, the Term Loan A Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that
(i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations or the Term Loan A Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations or the Term Loan A Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and
(v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders,
Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations or the Term Loan A Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

              (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

              (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR '203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


          15.2   SUCCESSORS.   This  Agreement  and  the  other  Loan
Documents shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no Covenant Party may assign this Agreement or the other Loan Documents or any rights or duties hereunder or thereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release any Obligor its Obligations or Term Loan A Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 15.1 hereof and no consent or approval by any Covenant Party is required in connection with any such assignment.

     16.    AMENDMENTS; WAIVERS.

          16.1   AMENDMENTS AND WAIVERS.   No amendment or waiver of any
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or the other Covenant Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:


              (a) increase or extend the Commitment with respect to any Loan Type or the Total Commitment of any Lender;

              (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

              (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

              (d) change the percentage of the Total Commitments that is required for the Lenders or any of them to take any action hereunder;

              (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

              (f)  release   Collateral  other  than  as  permitted  by
SECTION 17.11;

              (g)  change the definition of "Required Lenders";

              (h) release Borrower from any Obligation for the payment of money or release any guarantor of the Obligations from any obligation of such guarantor for the payment of money;

              (h) release any Obligor other than Borrower from any Term Loan A Obligation for the payment of money or release any guarantor of the Term Loan A Obligations from any obligation of such guarantor for the payment of money; or

              (i)  amend any of the provisions of ARTICLE 17.


and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender, affect the specific rights or duties of Foothill in its individual capacity as a Lender (as contrasted with rights or duties of Foothill as a member of the Lender Group) under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

     16.2 NO WAIVERS; CUMULATIVE REMEDIES No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically
stated.   No  waiver  by  Agent  or  the  Lenders  on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

     17.    AGENT; THE LENDER GROUP.
            17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this ARTICLE 17. The provisions of this ARTICLE 17 are solely for the benefit of Agent and the Lenders and Borrower shall have no rights as a third party beneficiary of any provisions contained herein; PROVIDED, HOWEVER, that the provisions of SECTION 17.10 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan
Documents.   Without  limiting  the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Loans, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) subject to the terms and conditions of this Agreement, make Advances and the Term Loans B, for itself or on behalf of Lenders as provided in this Agreement; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents;
(e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections;
(f) perform, exercise, and enforce any and all other rights and remedies for and on behalf of the Lender Group (at the discretion of Agent or, where such rights and remedies expressly are reserved to the Lenders, at the discretion of the Required Lenders) with respect to Borrower, the other Covenant Parties, the Obligations, the Term Loan A Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender
Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

          17.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

          17.3   LIABILITY OF AGENT.   None of the Agent-Related Persons
shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any other Covenant Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to
perform  its  obligations  hereunder  or  thereunder.   No Agent-Related
Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any other Covenant Party.

          17.4. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          17.5   NOTICE  OF  DEFAULT  OR  EVENT  OF  DEFAULT.   Agent shall
not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice
of  default."   Agent  promptly  will  notify  the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any member of the Lender Group obtains actual knowledge of any Event of Default, such member of the Lender Group promptly shall notify the other members of the Lender Group of such Event of Default.
Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Lender Group in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Covenant Party and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

          17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Portion (Total) thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Portions (Total), from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share (in accordance with its Pro Rata Portion (Total)) of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement
(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations and Term Loan A Obligations hereunder and the resignation or replacement of Agent.

          17.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding
Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them.
With respect to the Agent Advances and the Foothill Loans, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

          17.9   SUCCESSOR AGENT.  Agent may resign as Agent upon
45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders, which successor Agent shall be an Eligible Transferee.
If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent, which successor Agent shall be a Lender.
If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Lenders holding an aggregate Pro Rata Portion (Total) of at least 30% of the Commitments may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

          17.10   WITHHOLDING TAX.   (a)  If any Lender is a "foreign
corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:


                   (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                   (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                   (iii) as an alternative to delivering IRS Form 1001 or Form 4224, any non-U.S. Lender holding any Note that by its terms is registered with the maker thereof (a "Registered Noteholder") (or, if such Registered Noteholder is not the beneficial owner thereof, such beneficial owner) may deliver to Agent and Borrower an IRS Form W-8 (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America); and

                   (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

              (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower or Term Loan A Obligations of any Obligor to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower or Term Loan A Obligations of such Obligor to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

              (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower or the Term Loan A Obligations of any Obligor to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

              (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

              (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and Term Loan A Obligation and the resignation or replacement of Agent.

          17.11   COLLATERAL  MATTERS

              (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations and by the Obligors of all Term Loan A Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 17.11; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or Term Loan A Obligations or any Liens (other than those expressly being released) upon (or obligations of the Covenant Parties in respect of) all interests retained by the Covenant Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

              (c) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.


       17.12   RESTRICTIONS  ON  ACTIONS  BY LENDERS; SHARING OF
PAYMENTS   (a)  Each of the Lenders agrees that it shall not, without the express consent of Agent and the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent and the Required Lenders, set off against the Obligations or Term Loan A Obligations, any amounts owing by such Lender to any Obligor or any accounts of an Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent and the Required Lenders, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

              (b) Subject to SECTION 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations or Term Loan A Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (y) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations or Term Loan A Obligations in accordance with the applicable provisions of this Agreement, or (z) purchase, without recourse or warranty, an undivided interest and participation in the Obligations or Term Loan A Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Portions (Total); PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.


          17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

          17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

              If to Foothill:       The Chase Manhattan Bank
                                    ABA # 021-000-021
                                    Credit: Foothill Capital Corporation
                                    Account No. 323-266193
                                    Re: CAI Wireless

          If to any Canyon Lender: Citibank, New York
                                   ABA # 021-000-089
                                   Credit: Bear Stearns Securities Corp.
                                   Account No. 0925-3186
                                   For further credit
                                   to: Canpartners Investments IV, LLC
                                   Account No. 505-00500
                                   Re: CAI Wireless


or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.


17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

          17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender:


              (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent or by any Lender accompanying Agent on any such field audit or examination, and Agent, and, if applicable, any other Lender that prepares any such Report, shall so furnish each Lender with such Reports;

              (b) expressly agrees and acknowledges that none of Foothill, Agent, or, if applicable, any other Lender (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

              (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent, any Lender, or any other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

              (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures: (i) to counsel for and other advisors, accountants, and auditors to such Lender; (ii) reasonably required by any BONA FIDE potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, PROVIDED, HOWEVER, that by any such disclosure under this clause (ii), such Assignee, transferee, or Participant shall be bound by the provisions of this SECTION 17.16(D); (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants; or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

              (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent which has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.


          17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Total Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their
respective Total Commitments.   Nothing  contained  herein  shall
confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses,
or liabilities of any  other  Lender.   Each  Lender  shall be solely
responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 17.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     18.    GENERAL PROVISIONS.

            18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

            18.2   SECTION  HEADINGS.   Headings  and numbers have been
set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

            18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or the Covenant Parties, whether under any rule
of  construction or otherwise.   On  the contrary, this Agreement has been
reviewed by all parties (including Borrower for itself and on behalf of the other Covenant Parties) and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

           18.4   SEVERABILITY OF PROVISIONS.   Each  provision of this
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

           18.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Agent, the requisite Lenders, and the Obligors.

           18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

          18.7   REVIVAL  AND  REINSTATEMENT  OF  OBLIGATIONS.
If the incurrence or payment of the Obligations or Term Loan A Obligations by any one or more of the Obligors or the transfer by any one or more of the Obligors to the Lender Group of any property of any one or more of the Obligors should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          18.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

BPHLA\JFH\0440288.12

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered for acceptance by Agent in New York.

                   CAI WIRELESS SYSTEMS, INC.,
                   a Connecticut corporation


                   By:  /S/JAMES P. ASHMAN
                   Title   EXECUTIVE VICE PRESIDENT


                   HAMPTON ROADS WIRELESS, INC.,
                   a Delaware corporation
                   WASHINGTON CHOICE TELEVISION, INC.,
                   a Delaware corporation
                   PHILADELPHIA CHOICE TELEVISION, INC.,
                   a Delaware corporation
                   ATLANTIC MICROSYSTEMS, INC.,
                   a Delaware corporation
                   CAI WIRELESS INTERNET, INC.,
                   a Delaware corporation
                   GREATER ALBANY WIRELESS SYSTEMS, INC.,
                   a New York corporation
                   EASTERN NEW ENGLAND TV, INC.,
                   a Delaware corporation
                   COMMONWEALTH CHOICE TELEVISION, INC.,
                   a Delaware corporation
                   NEW YORK CHOICE TELEVISION, INC.,
                   a Delaware corporation
                   ROCHESTER CHOICE TELEVISION, INC.,
                   a Delaware corporation
                   CONNECTICUT CHOICE TELEVISION, INC.,
                   a Connecticut corporation
                   ONONDAGA WIRELESS, INC.,
                   a New York corporation


                   By:  /S/ JAMES P. ASHMAN
                   Title:   EXECUTIVE VICE PRESIDENT OF EACH OF
                            ABOVE-LISTED OBLIGORS OTHER THAN
                            BORROWER


                   FOOTHILL CAPITAL CORPORATION,
                   a California corporation,
                   as Agent and as a Lender


                   By:  /S/
                   Title:  AVP


                   CANPARTNERS INVESTMENTS IV, LLC,
                   a California limited liability company,
                   as a Lender

                   By:  Canpartners Incorporated, a California
                        corporation, its managing member


                        By:  /S/
                        Title:  VICE PRESIDENT


                   THE VALUE REALIZATION FUND, L.P.,
                   a Delaware limited partnership,
                   as a Lender

                   By:  Canpartners Investments III, L.P.,
                        a California limited
                        partnership, its general partner

                        By:  Canyon Capital Management, L.P.,
                             a California limited partnership,
                             its general partner

                             By:  Canpartners Incorporated,
                                  a California corporation,
                                    its general partner


                                  By:  /S/
                                  Title:  /S/



                   FINVEST CAPITAL LIMITED,
                   as a Lender

                   By:  Queensgate Bank and Trust Co. Ltd.,
                        its administrator


                        By:  /S/
                        Title:  DIRECTOR




BPHLA\JFH\0440288.12